As filed with the Securities and Exchange Commission on October __, 2016

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OXYGEN THERAPY, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	81-2723728
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

202 Lenox Avenue

Unit #1

New York NY, 10027

646-454-1384

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Yuval Kwintner

President

202 Lenox Avenue

Unit #1

New York NY, 10027

646-454-1384

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [  ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, par value $0.001 per share	20,000,000	(3)	$1.00	$20,000,000	$2,318.00

(1)	Pursuant to Rule 416 under the Securities Act, the number of shares of common stock registered hereby shall also include an indeterminate number of additional shares of common stock issuable as a result of stock splits, stock dividends, recapitalizations, reorganizations or similar transactions.

(2)	The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Includes 343,131 shares of the Company’s common stock and 343,131 shares of Company common stock issuable upon the exercise of immediately exercisable warrants being registered for resale by certain non-affiliate stockholders of the Company.;.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated October___ , 2016

Preliminary Prospectus

Oxygen Therapy, Inc.

20,000,000 Shares of Common Stock

This prospectus relates to the sale of up to 19,313,738 shares of our common stock, par value $0.001 per share. The common stock is being offered and sold at a price of $1.00 per share. The 20,000,000 shares to be registered includes 343,131 shares of Common Stock issued to certain investors and 343,131 shares of Common Stock issuable upon exercise of warrants issued to those investors in a seed financing round.

We are a Delaware corporation formed on May 20, 2016 for the purpose of developing and commercializing an innovative platform of oxygen therapeutic treatments for hypoxic conditions and necrosis prevention. Our initial targeted medical conditions are brain stroke and wound healing. More information is available at www.otipharma.com.

Our common stock is not listed or traded and there can be no assurance that a market for our common stock will be developed or sustained. Therefore, purchasers of our common stock registered hereunder may be unable to sell their securities.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and, as such, may elect to comply with certain reduced reporting requirements after this offering. See “Prospectus Summary—Emerging Growth Company Status.”

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors beginning on page 7 of this prospectus before purchasing shares of our common stock.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with any information or to make any representations about us, the securities being offered pursuant to this prospectus or any other matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. This prospectus will be updated and made available for delivery to the extent required by the federal securities laws.

This prospectus includes estimates, statistics and other industry data that we obtained from industry publications, research, surveys and studies conducted by third parties and publicly available information. Such data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. This prospectus also includes data based on our own internal estimates. We caution you not to give undue weight to such projections, assumptions and estimates.

THE DATE OF THIS PROSPECTUS IS OCTOBER ___, 2016

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements. Unless the context otherwise requires, references contained in this prospectus to the “Company,” “we,” “us,” or “our” refers to Oxygen Therapy, Inc., a Delaware corporation formed on May 20, 2016.

Oxygen Therapy, Inc. (“we”, “us”, or the “Company”) is an early stage pharmaceutical company focused on the development, manufacture and commercialization of therapeutic drugs designed to address hypoxia in humans, which is a lack of oxygen to tissues, in a safe and efficient manner. Our lead drug candidate, code named OTI-629, is an oxygen-carrying small molecule consisting of bovine hemoglobin stabilized with a co-polymer with intended applications to include treatment of hypoxic conditions in the brain resulting from stroke, and hypoxic conditions in wounds to prevent necrosis and to promote healing. Our initial focus is the treatment of hypoxic conditions in the brain resulting from stroke, and hypoxic conditions in wounds to prevent necrosis and to promote healing. We believe that ours is a novel approach that will result in the creation of safe drug alternatives to existing therapies for effectively addressing hypoxic conditions in humans. Our drug development efforts are guided by specialists on co-polymer chemistry and other disciplines, and we intend to supplement our efforts with input from a scientific and medical advisory board whose members are leading physicians.

The Company was organized on May 20, 2016, as a Delaware corporation.

Company Overview

We are an early stage pharmaceutical company founded in 2016 to focus on the development, manufacture and commercialization of therapeutic drugs designed to address hypoxia in humans, which is a lack of oxygen to tissues, in a safe and efficient manner. Our initial focus is the treatment of hypoxic conditions in the brain resulting from stroke, and hypoxic conditions in wounds to prevent necrosis and to promote healing.

Currently, our lead pharmaceutical drug candidate is code named OTI-629, which is an oxygen-carrying small molecule consisting of bovine hemoglobin stabilized with a co-polymer. This modified hemoglobin will be an injectable IV drug that we believe will be effective in preventing necrosis, or cell death, by carrying oxygen to human tissue when blood flow to the brain or to a wound is blocked or otherwise compromised. A second drug candidate, OTI-1011, is a chemical structure sub-class of OTI-629 sharing the same physical properties and is designed to treat hypoxia in wounds that do not heal. While our initial focus is on hypoxia in the brain and wound healing, we believe that our technology offers potentially effective treatments for anemia, cancer conditions and trauma.

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Both OTI-629 and OTI-1011 are based on novel unproven technologies. We may be unsuccessful in developing these technologies into drugs which the United States Food and Drug Administration (FDA) ultimately will approve.

Our independent registered accounting firm noted in their report accompanying our financial statements for the stub period ending August 31, 2016, that the Company’s limited resources and operating history, as well as operating losses raise substantial doubt about the Company’s ability to continue as a going concern. As of August 31, 2016, we had a cumulative net loss of $101,254. As of October 17, the Company had $313,041 cash on hand, which was provided by seed round investors who acquired Company Common Stock (“Seed Round Shares”) and Warrants (“Seed Round Warrants”) to purchase Company Common Stock. The Seed Round Shares and the shares of Common Stock issuable upon exercise of the Seed Round Warrants are included in the shares to be registered.

We do not currently have sufficient capital resources to fund operations. To stay in business and to continue the development of our products, we will need to raise additional capital through public or private sales of our securities, debt financing or short term bank loans, or a combination of the foregoing. We believe that if we can raise $2,000,000 in this offering, we will have sufficient working capital to develop our business over the next approximately 15 months.

Our shares of common stock are not listed on any national securities exchange nor are quotes for our common stock available in any over-the-counter market. Prior to this offer, there has been no public market for the Company’s common stock. There can be no assurance that a market for such securities will develop. We have no agreement with any broker or dealer to make a market for our securities, and the lack of any such relationship could adversely impact the price and liquidity of our securities.

We have not applied to register the shares in any state. An exemption from registration will be relied upon in the states where the shares are distributed and may only be traded in such jurisdictions after compliance with applicable securities laws. There can be no assurances that the shares will be eligible for sale or resale in such jurisdictions. We may apply to register the shares in several states for secondary trading; however, we are under no requirement to do so.

Our only current officers are David Platt, Ache Ezer Stokelman and Yuval Kwintner. We are dependent upon these officers for implementation and execution of our business plan. The loss of any of them could have a material adverse effect upon our results of operations and financial position and could delay or prevent the achievement of our business objectives.

Emerging Growth Company Status

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, we have included detailed compensation information for only our three most highly compensated executive officers and have not included a compensation discussion and analysis, or CD&A, of our executive compensation programs in this prospectus. In addition, for so long as we are an “emerging growth company,” we will not be required to:

engage an auditor to report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes–Oxley Act of 2002, or the Sarbanes–Oxley Act;

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or the PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes;” or disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparison of the chief executive officer’s compensation to median employee compensation.

In addition, the JOBS Act provides that an “emerging growth company” can use the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” until the earliest to occur of:

our reporting $1 billion or more in annual gross revenues;

our issuance, in a three -year period, of more than $1 billion in non-convertible debt;

the end of the fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million on the last business day of our second fiscal quarter; and

the fifth anniversary of the closing of this offering.

The preceding summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. The securities offered hereby are speculative and involve a high degree of risk. See “Risk Factors.”

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THE OFFERING

Issuer	Oxygen Therapy, Inc.
Securities Offered	Up to 19,313,738 shares of our common stock, $0.001 par value per share

Offering Price	$1.00 per share of common stock.

Determination of Offering Price	The offering price of $1.00 per share has been arbitrarily determined by us based on estimates of the price that purchasers of speculative securities, such as the shares, will be willing to pay considering the nature and capital structure of our Company, the experience of our officers and Directors and the market conditions for the sale of equity securities in similar companies. The offering price of the shares also is based upon the Company’s sale of securities in a seed round of financing, in which it sold units consisting of a share of common stock and a warrant to purchase a share of common stock with an exercise price of $1.20 per share (each, a “Unit”) at a price per Unit of $1.00. The offering price of the shares bears no relationship to the assets, earnings or book value of us, or any other objective standard of value. For purposes of calculating the registration fee for the common stock included in this Prospectus, we have used an estimated public offering price of $1.00 per share. We can offer no assurances that the $1.00 price bears any relation to the value of the shares as of the date of this Prospectus.

Common Stock Outstanding Before the Offering	22,593,131 shares
Common Stock Outstanding After the Offering	Up to 42,250,000 shares, which does not include 5,000,000 shares of common stock issuable under our 2016 Stock Incentive Plan, or 343,131 shares issuable upon exercise of outstanding warrants.

No minimum	There is no minimum for this offering. No arrangements have been made to place funds into an escrow or any similar account. We may conduct one or multiple closings. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We will then issue and deliver the securities.

Use of Proceeds	We intend to use the net proceeds from this offering to continue to develop OTI-629 and OTI-1011, to build a management team, for general corporate purposes and working capital.

Symbol for Common Stock

Transfer Agent and Registrar for our Shares:

Issuer’s Address:	20 Lenox Avenue Unit 1 New York, NY 10027

Telephone Number:	646 454 1384

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RISK FACTORS

An investment in our common stock involves substantial risks, including the risks described below. You should carefully consider the risks described below before purchasing our common stock. The risks highlighted here are not the only ones that we may face. For example, additional risks presently unknown to us or that we currently consider immaterial or unlikely to occur could also impair our operations. If any of the risks or uncertainties described below or any such additional risks and uncertainties actually occur, our business, prospects, financial condition or results of operations could be negatively affected, and you might lose all or part of your investment.

Risks Related to Our Business

Our plan relies upon our ability to obtain additional sources of capital and financing. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, we may be required to cease operations.

To become and remain profitable, we must succeed in developing and commercializing products that generate significant income. This will require us to be successful in a range of challenging activities, including completing preclinical testing and clinical trials of our drug candidates, discovering additional drug candidates, obtaining regulatory approval for these drug candidates, manufacturing, marketing and selling any products for which we may obtain regulatory approval, and establishing and managing our collaborations at various stages of each candidate’s development. We are only in the preliminary stages of these activities. We may never succeed in these activities and, even if we do, may never generate income that is significant enough to achieve profitability.

Because of the numerous risks and uncertainties associated with pharmaceutical product development, we are unable to accurately predict the timing or amount of increased expenses or when, or if, we will be able to achieve profitability. If we are required by the U.S. Food and Drug Administration, or FDA, or the European Medicines Agency, or EMA, to perform studies in addition to those currently expected, or if there are any delays in completing our clinical trials or the development of any of our drug candidates, our expenses could increase and revenue could be further delayed.

Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable would depress the value of our company and could impair our ability to raise capital, expand our business, maintain our research and development efforts, diversify our product offerings or even continue our operations. A decline in the value of our company could also cause you to lose all or part of your investment.

We have a limited operating history, which makes it difficult to evaluate our current business and future prospects.

We are a company with limited operating history, and our operations are subject to all of the risks inherent in establishing a new business enterprise. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business, the development of new technologies or those subject to clinical testing, and the competitive and regulatory environment in which we will operate. We may never obtain FDA or EMA approval of our products in development and, even if we do so and are also able to commercialize our products, we may never generate revenue sufficient to become profitable. Our failure to generate revenue and profit would likely cause our securities to decrease in value or become worthless.

We will require additional financing to implement our business plan, which may not be available on favorable terms or at all, and we may have to accept financing terms that would place restrictions on us.

We anticipate that our cash resources are sufficient to fund our planned operations through the end of 2017 if we succeed in raising $2,000,000 or more in this offering. We will need to continue to conduct significant research, development, testing and regulatory compliance activities for OTI-629, together with projected general and administrative expenses, we expect will result in operating losses for the foreseeable future. We may not be able to obtain equity or debt financing on acceptable terms or at all to implement our growth strategy. As a result, adequate capital may not be available to finance our current development plan, take advantage of business opportunities or respond to competitive pressures. If we are unable to raise additional funds, we may be forced to curtail or even abandon our business plan.

Until such time, if ever, as we can generate substantial product income, we expect to finance our cash needs through a combination of equity offerings, debt financings and license and collaboration agreements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of existing stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of common stockholders. In addition, the terms of any future financings may impose restrictions on our right to declare dividends or on the manner in which we conduct our business. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, declaring dividends, or making acquisitions or significant asset sales.

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If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or drug candidates or grant licenses on terms that may not be favorable to us and/or that may reduce the value of our common stock.

Our products are based on novel, unproven technologies.

Our drug candidates in development are based on novel, unproven technologies using proprietary co-polymer compounds in combination with similar FDA approved drug for veterinary use. Co-polymers are difficult to synthesize, and we may not be able to synthesize co-polymer that will be usable as delivery vehicles for the anti-hypoxia drugs we are working with or other therapeutics we intend to develop. Clinical trials are expensive, time-consuming and may not be successful. They involve the testing of potential therapeutic agents, or effective treatments, in humans, typically in three phases, to determine the safety and efficacy of the products necessary for an approved drug. Many products in human clinical trials fail to demonstrate the desired safety and efficacy characteristics. Even if our products progress successfully through initial or subsequent human testing, they may fail in later stages of development. We may engage others to conduct our clinical trials, including clinical research organizations and, possibly, government-sponsored agencies. These trials may not start or be completed as we forecast, or may not achieve desired results.

Clinical drug development involves a lengthy and expensive process, with an uncertain outcome. We may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our drug candidates.

Our drug candidates are unproven and their risk of failure is high. It is impossible to predict when or if our current or any future drug candidates will receive regulatory approval or prove effective and safe in humans. Before obtaining marketing approval from regulatory authorities for the sale of any drug candidate, we must conduct extensive clinical trials and, in the case of OTI-629 and OTI-1011, first complete preclinical development, to demonstrate the safety and efficacy of our drug candidates in humans. Clinical testing is expensive, difficult to design and implement, can take many years to complete and is uncertain as to outcome. A failed clinical trial can occur at any stage of testing. The outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials, and interim results of a clinical trial do not necessarily predict final results. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their drug candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval of their products.

We may experience numerous unforeseen events during, or as a result of, clinical trials that could delay or prevent our ability to receive marketing approval or commercialize our drug candidates, including:

●	regulators or institutional review boards may not authorize us or our investigators to commence a clinical trial or conduct a clinical trial at a prospective trial site;

●	we may experience delays in reaching, or fail to reach, agreement on acceptable clinical trial contracts or clinical trial protocols with prospective trial sites;

●	clinical trials of our drug candidates may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional clinical trials or abandon product development programs;

●	the number of patients required for clinical trials of our drug candidates may be larger than we anticipate, enrollment in these clinical trials may be slower than we anticipate or participants may drop out of these clinical trials at a higher rate than we anticipate;

●	our third-party contractors may fail to comply with regulatory requirements or meet their contractual obligations to us in a timely manner, or at all;

●	we may have to suspend or terminate clinical trials of our drug candidates for various reasons, including a finding that the participants are being exposed to unacceptable health risks;

●	regulators or institutional review boards may require that we or our investigators suspend or terminate clinical research for various reasons, including noncompliance with regulatory requirements or a finding that the participants are being exposed to unacceptable health risks;

●	the cost of clinical trials of our drug candidates may be greater than we anticipate;

●	the supply or quality of our drug candidates or other materials necessary to conduct clinical trials of our drug candidates may be insufficient or inadequate;

●	our drug candidates may have undesirable side effects or other unexpected characteristics, causing us or our investigators, regulators or institutional review boards to suspend or terminate the trials; and

●	regulators may revise the requirements for approving our drug candidates, or such requirements may not be as we anticipate.

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If we are required to conduct additional clinical trials or other testing of our drug candidates beyond those that we currently contemplate, if we are unable to successfully complete clinical trials of our drug candidates or other testing, if the results of these trials or tests are not positive or are only modestly positive or if there are safety concerns, we may:

●	be delayed in obtaining marketing approval for our drug candidates;

●	not obtain marketing approval at all, which would seriously impair our viability;

●	obtain marketing approval in some countries and not in others;

●	obtain approval for indications or patient populations that are not as broad as we intend or desire;

●	obtain approval with labeling that includes significant use or distribution restrictions or safety warnings;

●	be subject to additional post-marketing testing requirements; or

●	have the product removed from the market after obtaining marketing approval.

We plan to initiate pre-clinical studies of OTI-629. However, we cannot provide any assurance that we will successfully initiate or complete those planned trials and be able to initiate any other clinical trials for OIT-629 or any of our future drug candidates. The results of our clinical trials could yield negative or ambiguous results. Such results could adversely affect future development plans, collaborations and our stock price.

Our product development costs will increase if we experience delays in clinical testing or marketing approvals. We do not know whether any of our preclinical studies or clinical trials will begin as planned, will need to be restructured or will be completed on schedule, or at all. Significant preclinical or clinical trial delays also could shorten any periods during which we may have the exclusive right to commercialize our drug candidates or allow our competitors to bring products to market before we do, potentially impairing our ability to successfully commercialize our drug candidates and harming our business and results of operations.

A fast track, breakthrough therapy or other designation by the FDA may not actually lead to a faster development or regulatory review or approval process.

We may seek fast track, breakthrough therapy or similar designation for our drug candidates. If a drug is intended for the treatment of a serious or life-threatening condition and the drug demonstrates the potential to address unmet medical needs for this condition, the drug sponsor may apply for FDA fast track designation. The FDA has broad discretion whether or not to grant this designation, and even if we believe a particular drug candidate is eligible for this designation, we cannot assure you that the FDA would decide to grant it. Even if we do receive fast track designation, we may not experience a faster development process, review or approval compared to conventional FDA procedures. The FDA may withdraw fast track designation if it believes that the designation is no longer supported by data from our clinical development program.

Additionally, we may in the future seek a breakthrough therapy designation for some of our product candidates that reach the regulatory review process. A breakthrough therapy is a drug candidate that is intended, alone or in combination with one or more other drugs, to treat a serious or life-threatening disease or condition, and that, as indicated by preliminary clinical evidence, may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. Drugs designated as breakthrough therapies by the FDA are eligible for accelerated approval and increased interaction and communication with the FDA designed to expedite the development and review process.

As with fast track designation, designation as a breakthrough therapy is within the discretion of the FDA. Accordingly, even if we believe one of our product candidates meets the criteria for designation as a breakthrough therapy, the FDA may disagree and may determine not to grant such a designation. Even if we receive a breakthrough therapy designation for any of our product candidates, the designation may not result in a materially faster development process, review or approval compared to conventional FDA procedures. Further, obtaining a breakthrough therapy designation does not assure or increase the likelihood of the FDA’s approval of the applicable product candidate. In addition, even if one or more of our product candidates qualifies as a breakthrough therapy, the FDA could later determine that those products no longer meet the conditions for the designation or determine not to shorten the time period for FDA review or approval.

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We will rely on third parties to conduct our clinical trials, and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such trials.

We intend to use third-party clinical research organizations, or CROs, to conduct our planned clinical trials and do not plan to independently conduct clinical trials of BTI-629 or any future drug candidates. We rely on third parties, such as CROs, clinical data management organizations, medical institutions and clinical investigators, to conduct and manage our clinical trials. These agreements might terminate for a variety of reasons, including a failure to perform by the third parties. If we need to enter into alternative arrangements, that would delay our product development activities.

Our reliance on these third parties for research and development activities reduces our control over these activities but does not relieve us of our responsibilities. For example, we remain responsible for ensuring that each of our clinical trials is conducted in accordance with the general investigational plan and protocols for the trial. Moreover, the FDA requires us to comply with regulatory standards, commonly referred to as good clinical practices, or GCPs, for conducting, recording and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of trial participants are protected. Other countries’ regulatory agencies also have requirements for clinical trials with which we must comply. We also are required to register ongoing clinical trials and post the results of completed clinical trials on a government-sponsored database, ClinicalTrials.gov, within specified timeframes. Failure to do so can result in fines, adverse publicity and civil and criminal sanctions.

Furthermore, these third parties may also have relationships with other entities, some of which may be our competitors. If these third parties do not successfully carry out their contractual duties, meet expected deadlines or conduct our clinical trials in accordance with regulatory requirements or our stated protocols, we will not be able to obtain, or may be delayed in obtaining, marketing approvals for our drug candidates and will not be able to, or may be delayed in our efforts to, successfully commercialize our drug candidates.

We also expect to rely on other third parties to store and distribute drug supplies for our clinical trials. Any performance failure on the part of our distributors could delay clinical development or marketing approval of our drug candidates or commercialization of our products, producing additional losses and depriving us of potential product revenue.

If we experience delays or difficulties in the enrollment of patients in clinical trials, our receipt of necessary regulatory approvals could be delayed or prevented.

We may not be able to initiate or continue clinical trials for our drug candidates if we are unable to locate and enroll a sufficient number of eligible patients to participate in these trials as required by the FDA or similar regulatory authorities outside the United States, such as the EMA. In addition, some of our competitors have ongoing clinical trials for drug candidates that treat the same indications as our drug candidates, and patients who would otherwise be eligible for our clinical trials may instead enroll in clinical trials of our competitors’ drug candidates.

Patient enrollment is affected by other factors including:

●	the severity of the disease under investigation;

●	the patient eligibility criteria for the study in question;

●	the perceived risks and benefits of the drug candidate under study;

●	the efforts to facilitate timely enrollment in clinical trials;

●	our payments for conducting clinical trials;

●	the patient referral practices of physicians;

●	the ability to monitor patients adequately during and after treatment; and

●	the proximity and availability of clinical trial sites for prospective patients.

We are unable to forecast with precision our ability to enroll patients. Our inability to enroll a sufficient number of patients for our clinical trials would result in significant delays and could require us to abandon one or more clinical trials altogether. Enrollment delays in our clinical trials may result in increased development costs for our drug candidates, which would cause the value of our company to decline and limit our ability to obtain additional financing.

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If serious adverse or unacceptable side effects are identified during the development of our drug candidates or we observe limited efficacy, we may need to abandon or limit our development of some of our drug candidates.

If our drug candidates are associated with undesirable side effects in clinical trials, have limited efficacy or have characteristics that are unexpected, we may need to abandon their development or limit development to more narrow uses or subpopulations in which the undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective. We believe our results to date suggest an acceptable safety profile at this stage of development. However, many compounds that initially showed promise in early stage testing for treating diabetes and inflammatory diseases have later been found to cause side effects that prevented further development of the compound.

Even if any of our drug candidates receives marketing approval, it may fail to achieve the degree of market acceptance by physicians, patients, third-party payers and others in the medical community necessary for commercial success.

Even if any of our drug candidates receives marketing approval, it may nonetheless fail to gain sufficient market acceptance by physicians, patients, third-party payers and others in the medical community. For example, current diabetes are well established in the medical community, and physicians may continue to rely on these treatments. In addition, many new drugs have been recently approved and many more are in the pipeline for the same diseases for which we are developing our drug candidates. If our drug candidates do not achieve an adequate level of acceptance, we may not generate significant product revenues and we may not become profitable. The degree of market acceptance of our drug candidates, if approved for commercial sale, will depend on a number of factors, including:

●	their efficacy, safety and other potential advantages compared to alternative treatments;

●	our ability to offer them for sale at competitive prices;

●	their convenience and ease of administration compared to alternative treatments;

●	the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;

●	the strength of marketing and distribution support;

●	the availability of third-party coverage and adequate reimbursement for our drug candidates;

●	the prevalence and severity of their side effects;

●	any restrictions on the use of our products together with other medications;

●	interactions of our products with other medicines patients are taking; and

●	inability of certain types of patients to take our products.

If we are unable to address and overcome these and similar concerns, our business and results of operations could be substantially harmed.

If we are unable to establish effective sales, marketing and distribution capabilities or enter into agreements with third parties with such capabilities, we may not be successful in commercializing our drug candidates if and when they are approved.

We do not have a sales or marketing infrastructure and have limited experience in the sale, marketing or distribution of our products. To achieve commercial success for any product for which we obtain marketing approval, we will need to successfully establish and maintain relationships with third parties to perform sales and marketing functions.

Factors that may inhibit our efforts to commercialize our products on our own include:

●	our inability to recruit, train and retain adequate numbers of effective sales and marketing personnel;

●	the inability of sales personnel to obtain access to or educate physicians on the benefits of our products;

●	the lack of complementary products to be offered by sales personnel, which may put us at a competitive disadvantage relative to companies with more extensive product lines;

●	unforeseen costs and expenses associated with creating an independent sales and marketing organization;

●	inability to obtain sufficient coverage and reimbursement from third-party payors and governmental agencies; and

●	inability to obtain sufficient coverage and reimbursement from third-party payors and governmental agencies.

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We will rely on third parties to sell, market and distribute our drug candidates. We may not be successful in entering into, or maintaining, arrangements with such third parties or may be unable to do so on terms that are favorable to us. In addition, our product revenues and our profitability, if any, may be lower if we rely on third parties for these functions than if we were to market, sell and distribute any products that we develop ourselves. We likely will have little control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market our products effectively. If we do not establish sales, marketing and distribution capabilities successfully, either on our own or in collaboration with third parties, we will not be successful in commercializing our drug candidates.

If we are unable to convince physicians as to the benefits of our proposed products, we may incur delays or additional expense in our attempt to establish market acceptance.

Broad use of our proposed products may require physicians to be informed regarding our proposed products and the intended benefits. Inability to carry out this physician education process may adversely affect market acceptance of our proposed products. We may be unable to timely educate physicians regarding our proposed products in sufficient numbers to achieve our marketing plans or to achieve product acceptance. Any delay in physician education may materially delay or reduce demand for our products. In addition, we may expend significant funds toward physician education before any acceptance or demand for our proposed products is created, if at all.

We face substantial competition, which may result in others discovering, developing or commercializing competing products before or more successfully than we do.

The development and commercialization of new drug products is highly competitive. We face competition with respect to BTI-629, and will face competition with respect to any drug candidates that we may seek to develop or commercialize in the future, from major pharmaceutical companies, specialty pharmaceutical companies and biotechnology companies worldwide. There are a number of large pharmaceutical and biotechnology companies that currently market and sell products or are pursuing the development of products in the field of oxygen therapeutics for the treatment of a variety of conditions and any of such products may target the stroke and/or wound healing markets. Potential competitors also include academic institutions, government agencies and other public and private research organizations that conduct research, seek patent protection and establish collaborative arrangements for research, development, manufacturing and commercialization.

A substantial number of the companies against which we are competing or against which we may compete in the future have significantly greater financial resources, established presence in the market and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than we do. Mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of our competitors.

Smaller and other early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These third parties compete with us in recruiting and retaining qualified scientific, sales and marketing and management personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs.

Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products that are more effective, have fewer or less severe side effects, are more convenient or are less expensive than any products that we may develop. Our competitors also may obtain FDA or other regulatory approval for their products more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market. In addition, our ability to compete may be affected in many cases by insurers or other third-party payors seeking to encourage the use of generic products.

We may be unable to compete in our target marketplaces, which could impair our ability to generate revenues, thus causing a material adverse impact on our results of operations.

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Our success depends upon our ability to retain key executives and to attract, retain, and motivate qualified personnel, and the loss of these persons could adversely affect our operations and results.

We are highly dependent on the principal members of our management, scientific and clinical team, including Dr. David Platt, our Chairman, Yuval Kwintner, our President, and Mr. Ache Ezer Stokelman, our Chief Executive Officer. We don’t have a “key person” insurance for any of Dr. Platt, Yuval Kwintner or Ache Ezer Stokelman and even if such policies were to be obtained, such insurance policies may not adequately compensate us for the loss of their services.

The loss of the services of any of our executive officers or of any members of our scientific and medical advisory board, could impede the achievement of our research, development and commercialization objectives and seriously harm our ability to successfully implement our business strategy. Furthermore, replacing executive officers and key employees may be difficult and may take an extended period of time because of the limited number of individuals in our industry with the breadth of skills and experience required to successfully develop, gain regulatory approval of and commercialize products. Competition to hire from this limited pool is intense, and we may be unable to hire, train, retain or motivate these key personnel on acceptable terms given the competition among numerous pharmaceutical and biotechnology companies for similar personnel. We also experience competition for the hiring of scientific and clinical personnel from universities and research institutions. In addition, we rely and expect to continue to rely to a significant degree on consultants and advisors, including scientific and clinical advisors, to assist us in formulating our research and development and commercialization strategy. Our consultants and advisors may be employed by employers other than us and may have commitments under consulting or advisory contracts with other entities that may limit their availability to us. If we are unable to continue to attract and retain high quality personnel, our ability to pursue our growth strategy will be limited.

Our lack of operating experience may cause us difficulty in managing our growth which could lead to our inability to implement our business plan.

We have limited experience in marketing and the selling of pharmaceutical products. Any growth will require us to expand our management and our operational and financial systems and controls. If we are unable to do so, our business and financial condition would be materially harmed. If rapid growth occurs, it may strain our operational, managerial and financial resources.

We will depend on third parties to manufacture and market our products and to design trial protocols, arrange for and monitor the clinical trials, and collect and analyze data.

We do not have, and do not now intend to develop, facilities for the manufacture of any of our products for clinical or commercial production. In addition, we are not a party to any long-term agreement with any of our suppliers, and accordingly, we have our products manufactured on a purchase-order basis from one of two primary suppliers. We will need to develop relationships with manufacturers and enter into collaborative arrangements with licensees or have others manufacture our products on a contract basis. We expect to depend on such collaborators to supply us with products manufactured in compliance with standards imposed by the FDA and foreign regulators.

Moreover, as we develop products eligible for clinical trials, we contract with independent parties to design the trial protocols, arrange for and monitor the clinical trials, collect data and analyze data. In addition, certain clinical trials for our products may be conducted by government-sponsored agencies and will be dependent on governmental participation and funding. Our dependence on independent parties and clinical sites involves risks including reduced control over the timing and other aspects of our clinical trials.

We are exposed to product liability, pre-clinical and clinical liability risks which could place a substantial financial burden upon us, should we be sued.

Our business exposes us to potential product liability and other liability risks that are inherent in the testing, manufacturing and marketing of pharmaceutical formulations and products. Such claims may be asserted against us. In addition, the use in our clinical trials of pharmaceutical formulations and products that our potential collaborators may develop and the subsequent sale of these formulations or products by us or our potential collaborators may cause us to bear a portion of or all product liability risks. A successful liability claim or series of claims brought against us could have a material adverse effect on our business, financial condition and results of operations.

Since we do not currently have any FDA-approved products or other formulations, we do not currently have any other product liability insurance covering commercialized products. We may not be able to obtain or maintain adequate product liability insurance, when needed, on acceptable terms, if at all, or such insurance may not provide adequate coverage against our potential liabilities. Furthermore, our potential partners with whom we intend to have collaborative agreements or our future licensees may not be willing to indemnify us against these types of liabilities and may not themselves be sufficiently insured or have sufficient liquidity to satisfy any product liability claims. Claims or losses in excess of any product liability insurance coverage that may be obtained by us could have a material adverse effect on our business, financial condition and results of operations.

In addition, we may be unable to obtain or to maintain clinical trial liability insurance on acceptable terms, if at all. Any inability to obtain and/or maintain insurance coverage on acceptable terms could prevent or limit the commercialization of any products we develop.

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If users of our proposed products are unable to obtain adequate reimbursement from third-party payers or if new restrictive legislation is adopted, market acceptance of our proposed products may be limited and we may not achieve revenues.

The continuing efforts of government and insurance companies, health maintenance organizations and other payers of healthcare costs to contain or reduce costs of health care may affect our future revenues and profitability, and the future revenues and profitability of our potential customers, suppliers and collaborative partners and the availability of capital. For example, in certain international markets, pricing or profitability of prescription pharmaceuticals is subject to government control. In the U.S., given recent federal and state government initiatives directed at lowering the total cost of health care, the U.S. Congress and state legislatures will likely continue to focus on health care reform, the cost of prescription pharmaceuticals and on the reform of the Medicare and Medicaid systems. While we cannot predict whether any such legislative or regulatory proposals will be adopted, the announcement or adoption of such proposals could materially harm our business, financial condition and results of operations.

Our ability to commercialize our proposed products will depend in part on the extent to which appropriate reimbursement levels for the cost of our proposed formulations and products and related treatments are obtained by governmental authorities, private health insurers and other organizations, such as HMOs. Third-party payers are increasingly challenging the prices charged for medical drugs and services. Also, the trend toward managed health care in the U.S. and the concurrent growth of organizations such as HMOs, which could control or significantly influence the purchase of health care services and drugs, as well as legislative proposals to reform health care or reduce government insurance programs, may all result in lower prices for or rejection of our products.

There are risks associated with our reliance on third parties for marketing, sales and distribution infrastructure and channels.

We intend to enter into agreements with commercial partners to engage in sales, marketing and distribution efforts around our products in development. We may be unable to establish or maintain these third-party relationships, or establish new relationships, on a commercially reasonable basis, if at all. In addition, these third parties may have similar or more established relationships with our competitors. If we do not enter into or maintain relationships with third parties for the sales and marketing of our proposed products, we will need to develop our own sales and marketing capabilities. Furthermore, even if engaged, these distributors may:

●	fail to satisfy financial or contractual obligations to us;

●	fail to adequately market our products;

●	cease operations with little or no notice to us; or

●	offer, design, manufacture or promote competing formulations or products.

If we fail to develop sales, marketing and distribution channels, we could experience delays in generating sales and incur increased costs, which would harm our financial results.

We will be subject to risks if we seek to develop our own sales force.

If we choose at some point to develop our own sales and marketing capability, our experience in developing a fully integrated commercial organization is limited. If we choose to establish a fully integrated commercial organization, we will likely incur substantial expenses in developing, training and managing such an organization. We may be unable to build a fully integrated commercial organization on a cost effective basis, or at all. Any such direct marketing and sales efforts may prove to be unsuccessful. In addition, we will compete with many other companies that currently have extensive and well-funded marketing and sales operations. Our marketing and sales efforts may be unable to compete against these other companies. We may be unable to establish a sufficient sales and marketing organization on a timely basis, if at all.

Risks Related to Our Industry

We will need regulatory approvals to commercialize our products as drugs.

In offering OTI-629, or any other product as a drug, we are required to obtain approval from the FDA to sell our products in the U.S. and from foreign regulatory authorities to sell our products in other countries. The FDA’s review and approval process is lengthy, expensive and uncertain. Extensive pre-clinical and clinical data and supporting information must be submitted to the FDA for each indication for each product candidate to secure FDA approval. Before receiving FDA clearance to market our proposed products, we will have to demonstrate that our products are safe and effective on the patient population and for the diseases that are to be treated. Clinical trials, manufacturing and marketing of drugs are subject to the rigorous testing and approval process of the FDA and equivalent foreign regulatory authorities. The Federal Food, Drug and Cosmetic Act and other federal, state and foreign statutes and regulations govern and influence the testing, manufacture, labeling, advertising, distribution and promotion of drugs and medical devices. As a result, regulatory approvals can take a number of years or longer to accomplish and require the expenditure of substantial financial, managerial and other resources. The FDA could reject an application or require us to conduct additional clinical or other studies as part of the regulatory review process. Delays in obtaining or failure to obtain FDA approvals would prevent or delay the commercialization of our product candidates, which would prevent, defer or decrease our receipt of revenues. In addition, if we receive initial regulatory approval, our product candidates will be subject to extensive and rigorous ongoing domestic and foreign government regulation.

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Data obtained from clinical trials are susceptible to varying interpretations, which could delay, limit or prevent regulatory clearances.

Data we obtain from our planned pre-clinical studies and clinical trials will not necessarily predict the results that will be obtained from later pre-clinical studies and clinical trials. Moreover, pre-clinical and clinical data is susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials. The failure to adequately demonstrate the safety and effectiveness of a proposed formulation or product under development could delay or prevent regulatory clearance of the potential drug, resulting in delays to commercialization, and could materially harm our business. Our clinical trials may not demonstrate sufficient levels of safety and efficacy necessary to obtain the requisite regulatory approvals for our drugs, and thus our proposed drugs may not be approved for marketing.

Our competitive position depends on protection of our intellectual property.

Development and protection of our intellectual property are critical to our business. All of our intellectual property has been invented and/or developed or co-developed by Dr. David Platt; and other intellectual property that is important to the development of OTI-629 is in the public domain. If we do not adequately protect our intellectual property, or if competitors develop technologies incorporating the same or similar technologies that already are in the public domain, those competitors may be able to practice our technologies. Our success depends in part on our ability to obtain patent protection for our products or processes in the U.S. and other countries, protect trade secrets, and prevent others from infringing on our proprietary rights.

Since patent applications in the U.S. are maintained in secrecy for at least portions of their pendency periods (published on U.S. patent issuance or, if earlier, 18 months from earliest filing date for most applications) and since other publication of discoveries in the scientific or patent literature often lags behind actual discoveries, we cannot be certain that we are or will be the first to make the inventions to be covered by our patent applications. The patent position of biopharmaceutical firms generally is highly uncertain and involves complex legal and factual questions. The U.S. Patent and Trademark Office has not established a consistent policy regarding the breadth of claims that it will allow in biotechnology patents.

The patent applications we file, including applications that will follow the filing of provisionals, may not issue as patents or the claims of any issued patents may not afford meaningful protection for our technologies or products. In addition, patents issued to us or to any future licensors may be challenged and subsequently narrowed, invalidated or circumvented. Patent litigation is widespread in the biotechnology industry and could harm our business. Litigation might be necessary to protect our patent position or to determine the scope and validity of third-party proprietary rights, and we may not have the required resources to pursue such litigation or to protect our patent rights.

Although we will require our scientific and technical employees and consultants to enter into broad assignment of inventions agreements, and all of our employees, consultants and corporate partners with access to proprietary information to enter into confidentiality agreements, these agreements may not be honored. Currently, we do not have any scientific or technical employees.

Products we develop could be subject to infringement claims asserted by others.

We cannot assure that products based on our patents or intellectual property that we license from others will not be challenged by a third party claiming infringement of its proprietary rights. If we were not able to successfully defend patents that may be issued to us, that we may acquire, or that we may license in the future, we may have to pay substantial damages, possibly including treble damages, for past infringement.

We face intense competition in the biotechnology and pharmaceutical industries.

The biotechnology and pharmaceutical industries are intensely competitive. We face direct competition from U.S. and foreign companies focusing on pharmaceutical products, which are rapidly evolving. Our competitors include major multinational pharmaceutical and chemical companies, specialized biotechnology firms and universities and other research institutions. Many of these competitors have greater financial and other resources, larger research and development staffs and more effective marketing and manufacturing organizations, than we do. In addition, academic and government institutions are increasingly likely to enter into exclusive licensing agreements with commercial enterprises, including our competitors, to market commercial products based on technology developed at such institutions. Our competitors may succeed in developing or licensing technologies and products that are more effective or less costly than ours, or succeed in obtaining FDA or other regulatory approvals for product candidates before we do. Acquisitions of, or investments in, competing pharmaceutical or biotechnology companies by large corporations could increase such competitors’ financial, marketing, manufacturing and other resources.

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The market for our proposed products is rapidly changing and competitive, and new drugs and new treatments which may be developed by others could impair our ability to maintain and grow our business and remain competitive.

The pharmaceutical and biotechnology industries are subject to rapid and substantial technological change. Developments by others may render our proposed products noncompetitive or obsolete, or we may be unable to keep pace with technological developments or other market factors. Technological competition from pharmaceutical and biotechnology companies, universities, governmental entities and others diversifying into the field is intense and is expected to increase.

As a pre-revenue company engaged in the development of drug technologies, our resources are limited and we may experience technical challenges inherent in such technologies. Competitors have developed or are in the process of developing technologies that are, or in the future may be, the basis for competition. Some of these technologies may have an entirely different approach or means of accomplishing similar therapeutic effects compared to our proposed products. Our competitors may develop drugs that are safer, more effective or less costly than our proposed products and, therefore, present a serious competitive threat to us.

The potential widespread acceptance of therapies that are alternatives to ours may limit market acceptance of our proposed products, even if commercialized. Many of our targeted diseases and conditions can also be treated by other medication. These treatments may be widely accepted in medical communities and have a longer history of use. The established use of these competitive drugs may limit the potential for our technologies, formulations and products to receive widespread acceptance if commercialized.

Health care cost containment initiatives and the growth of managed care may limit our returns.

Our ability to commercialize our products successfully may be affected by the ongoing efforts of governmental and third-party payers to contain the cost of health care. These entities are challenging prices of health care products and services, denying or limiting coverage and reimbursement amounts for new therapeutic products, and for FDA-approved products considered experimental or investigational, or which are used for disease indications without FDA marketing approval.

Even if we succeed in bringing any products to the market, they may not be considered cost-effective and third-party reimbursement might not be available or sufficient. If adequate third-party coverage is not available, we may not be able to maintain price levels sufficient to realize an appropriate return on our investment in research and product development. In addition, legislation and regulations affecting the pricing of pharmaceuticals may change in ways adverse to us before or after any of our proposed products are approved for marketing.

Risks Related to Our Intellectual Property

If we are unable to obtain and maintain patent protection for our products, or if the scope of the patent protection obtained is not sufficiently broad, competitors could develop and commercialize products similar or identical to ours, and our ability to successfully commercialize our products may be impaired.

Our plans for the development of both OTI-629 and OTI-1011 will be based in part upon the further development of technology developed by a company, Biopure Corporation, that suspended operations and filed for bankruptcy on July 16, 2009. The Biopure technology now is in the public domain. We face competitors and other entities who are engaged in the further development of some or all of that public-domain technology for the purpose of creating products that may compete directly with our products.

Among such competitors and other entities is Boston Therapeutics, Inc. (OTCQB: BTHE). Our chairman, David Platt, was founder, and until April 1, 2015, chief executive officer of Boston Therapeutics; and that entity is a pharmaceutical company focused on developing, manufacturing and commercializing novel compounds based on complex carbohydrate chemistry to address unmet medical needs in diabetes. According to its website, products Boston Therapeutics seeks to develop include an anti-necrosis glyco-protein based therapeutic agent that consists of a stabilized glycoprotein composition containing oxygen-rechargeable iron, targeting both human and animal tissues and organ systems deprived of oxygen and in need of metabolic support. The Boston Therapeutic development efforts are, like the efforts of the Company, based in part on Biopure technolgy that is now in the public domain. While Boston Therapeutics is focused on medical conditions that are different from the conditions that will be addressed by the Company, and while the Company’s proprietary technology is very different from the technology under development at Boston Therapeutics at the time of Dr. Platt’s departure from that entity, a refocus of Boston Therapeutics to treat conditions that are central to the Company’s focus may make it a direct competitor.

Our success depends in large part on our ability to obtain and maintain patent and other intellectual property protection in the United States and other countries with respect to our proprietary products. We seek to protect our proprietary position by filing patent applications in the United States and abroad related to our drug candidates.

The patent prosecution process is expensive and time-consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost, in a timely manner, or in all jurisdictions. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection.

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The patent position of biotechnology and pharmaceutical companies generally is highly uncertain, involves complex legal and factual questions and has in recent years been the subject of much litigation. In addition, the laws of foreign countries may not protect our rights to the same extent as the laws of the United States and we may fail to seek or obtain patent protection in all major markets. For example, European patent law restricts the patentability of methods of treatment of the human body more than United States law does. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. Therefore, we cannot know with certainty whether we were the first to make the inventions claimed in our owned patents or pending patent applications, or that we were the first to file for patent protection of such inventions, nor can we know whether those from whom we license patents were the first to make the inventions claimed or were the first to file. As a result, the issuance, scope, validity, enforceability and commercial value of our patent rights are highly uncertain. Our pending and future patent applications may not result in patents being issued which protect our technology or products, in whole or in part, or which effectively prevent others from commercializing competitive technologies and products. Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of our patents or narrow the scope of our patent protection.

Recent patent reform legislation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents. On September 16, 2011, the Leahy-Smith America Invents Act, or the Leahy-Smith Act, was signed into law. The Leahy-Smith Act includes a number of significant changes to United States patent law. These include provisions that affect the way patent applications are prosecuted and may also affect patent litigation. The U.S. Patent and Trademark Office, or U.S. PTO, recently developed new regulations and procedures to govern administration of the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act, and in particular, the first to file provisions, only became effective on March 16, 2013. Accordingly, it is not clear what, if any, impact the Leahy-Smith Act will have on the operation of our business. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business and financial condition.

Moreover, we may be subject to a third-party preissuance submission of prior art to the U.S. PTO, or become involved in opposition, derivation, reexamination, inter partes review, post-grant review or interference proceedings challenging our patent rights or the patent rights of others. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate our patent rights, allow third parties to commercialize our technology or products and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize products without infringing third-party patent rights. In addition, if the breadth or strength of protection provided by our patents and patent applications is threatened, it could dissuade companies from collaborating with us to license, develop or commercialize current or future drug candidates.

Even if our patent applications issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors from competing with us or otherwise provide us with any competitive advantage. Our competitors may be able to circumvent our owned or licensed patents by developing similar or alternative technologies or products in a non-infringing manner.

The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and our patents may be challenged in the courts or patent offices in the United States and abroad. Such challenges may result in loss of exclusivity or freedom to operate or in patent claims being narrowed, invalidated or held unenforceable, in whole or in part, which could limit our ability to stop others from using or commercializing similar or identical products, or limit the duration of the patent protection of our products. Given the amount of time required for the development, testing and regulatory review of new drug candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

We may become involved in lawsuits to protect or enforce our patents or other intellectual property, which could be expensive, time-consuming and ultimately unsuccessful.

Competitors may infringe our issued patents or other intellectual property. To counter infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time-consuming. Any claims we assert against perceived infringers could provoke these parties to assert counterclaims against us alleging that we infringe their intellectual property. In addition, in a patent infringement proceeding, a court may decide that a patent of ours is invalid or unenforceable, in whole or in part, construe the patent’s claims narrowly or refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology in question. An adverse result in any litigation proceeding could put one or more of our patents at risk of being invalidated or interpreted narrowly, which could adversely affect us.

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Third parties may initiate legal proceedings alleging that we are infringing their intellectual property rights, the outcome of which would be uncertain and could have a material adverse effect on the success of our business.

Our commercial success depends upon our ability to develop, manufacture, market and sell our drug candidates without infringing the proprietary rights of third parties. There is considerable intellectual property litigation in the biotechnology and pharmaceutical industries. While no such litigation has been brought against us and we have not been held by any court to have infringed a third party’s intellectual property rights, we cannot guarantee that our products or use of our products do not infringe third-party patents. It is also possible that we have failed to identify relevant third-party patents or applications. For example, applications filed before November 29, 2000 and certain applications filed after that date that will not be filed outside the United States remain confidential until patents issue. Patent applications in the United States and elsewhere are published approximately 18 months after the earliest filing, which is referred to as the priority date. Therefore, patent applications covering our products or technology could have been filed by others without our knowledge. Additionally, pending patent applications which have been published can, subject to certain limitations, be later amended in a manner that could cover our technologies, our products or the use of our products.

We may become party to, or threatened with, future adversarial proceedings or litigation regarding intellectual property rights with respect to our products and technology, including inter parties review, interference, or derivation proceedings before the U.S. PTO and similar bodies in other countries. Third parties may assert infringement claims against us based on existing intellectual property rights and intellectual property rights that may be granted in the future.

If we are found to infringe a third party’s intellectual property rights, we could be required to obtain a license from such third party to continue developing and marketing our products. However, we may not be able to obtain any required license on commercially reasonable terms or at all. Even if we were able to obtain a license, it could be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. We could be forced, including by court order, to cease commercializing the infringing technology or product. In addition, we could be found liable for monetary damages, including treble damages and attorneys’ fees if we are found to have willfully infringed a patent. A finding of infringement could prevent us from commercializing our drug candidates or force us to cease some of our business operations, which could materially harm our business. Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similar negative impact on our business.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for noncompliance with these requirements.

Periodic maintenance fees on any issued patent are due to be paid to the U.S. PTO and foreign patent agencies in several stages over the lifetime of the patent. The U.S. PTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Noncompliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. In such an event, our competitors might be able to enter the market, which would have a material adverse effect on our business.

We may be subject to claims by third parties asserting that our employees or we have misappropriated their intellectual property, or claiming ownership of what we regard as our own intellectual property.

The employees and consultants we may hire likely will have been previously employed at universities or other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although we will try to ensure that our employees and contractors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that these employees or we have used or disclosed intellectual property, including trade secrets or other proprietary information, of any such employee’s former employer. Litigation may be necessary to defend against these claims.

In addition, while it is our policy to require our employees and contractors who may be involved in the development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who in fact develops intellectual property that we regard as our own. Our and their assignment agreements may not be self-executing or may be breached, and we may be forced to bring claims against third parties, or defend claims they may bring against us, to determine the ownership of what we regard as our intellectual property.

If we fail in prosecuting or defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in prosecuting or defending against such claims, litigation could result in substantial costs and be a distraction to management.

Intellectual property litigation could cause us to spend substantial resources and distract our personnel from their normal responsibilities.

Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses, and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. We may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could compromise our ability to compete in the marketplace.

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If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

In addition to seeking patents for some of our technology and drug candidates, we also intend to rely on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain our competitive position. We will seek to protect these trade secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as our employees, corporate collaborators, outside scientific collaborators, contract manufacturers, consultants, advisors and other third parties. We also seek to enter into confidentiality and invention or patent assignment agreements with our employees and consultants. Despite these efforts, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Our trade secrets may also be obtained by third parties by other means, such as breaches of our physical or computer security systems. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them, or those to whom they communicate it, from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor, our competitive position would be harmed.

Risks Relating to this Offering and Ownership of Our Common Stock

An active, liquid and orderly trading market for our Common Stock may not develop, which may inhibit the ability of our shareholders to sell shares of Common Stock following this offering.

Prior to this offering there has been no public market for our Common Stock. An active, liquid or orderly trading market in our ordinary shares may not develop upon completion of this offering, or if it does develop, it may not be sustained. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital by selling shares and may impair our ability to acquire other companies by using our shares as consideration.

The market price of our Common Stock may be subject to fluctuation and you could lose all or part of your investment.

The initial public offering price has been arbitrarily determined by us and may not be indicative of prices that will prevail in the trading market. The price of our shares may decline following this offering. The stock market in general has been, and the market price of our ordinary shares in particular will likely be, subject to fluctuation, whether due to, or irrespective of, our operating results and financial condition. The market price of our shares may fluctuate as a result of a number of factors, some of which are beyond our control, including, but not limited to:

●	actual or anticipated variations in our and our competitors’ results of operations and financial condition;

●	market acceptance of our products;

●	the mix of products that we sell and related services that we provide;

●	changes in earnings estimates or recommendations by securities analysts, if our shares are covered by analysts;

●	development of technological innovations or new competitive products by others;

●	announcements of technological innovations or new products by us;

●	failure by us to achieve a publicly announced milestone;

●	delays between our expenditures to develop and market new or enhanced products and the generation of sales from those products;

●	developments concerning intellectual property rights, including our involvement in litigation;

●	regulatory developments and the decisions of regulatory authorities as to the approval or rejection of new or modified products;

●	changes in the amounts that we spend to develop, acquire or license new products, technologies or businesses;

●	changes in our expenditures to promote our products;

●	our sale or proposed sale, or the sale by our significant shareholders, of our shares or other securities in the future;

●	changes in key personnel;

●	success or failure of our research and development projects or those of our competitors;

●	the trading volume of our Shares; and

●	general economic and market conditions and other factors, including factors unrelated to our operating performance.

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These factors and any corresponding price fluctuations may materially and adversely affect the market price of our shares and result in substantial losses being incurred by our investors. In the past, following periods of market volatility, public company shareholders have often instituted securities class action litigation. If we were involved in securities litigation, it could impose a substantial cost upon us and divert the resources and attention of our management from our business.

Future sales of our shares could reduce the market price of our shares.

If our existing shareholders, particularly our officers, sell a substantial number of our shares in the public market, the market price of our shares could decrease significantly. The perception in the public market that our shareholders might sell our shares could also depress the market price of our shares and could impair our future ability to obtain capital, especially through an offering of equity securities. Substantially all of our shares outstanding prior to this offering are subject to lock-up agreements with the Company that restrict the ability of the holders to transfer such shares for 180 days after the date of this prospectus. Consequently, upon expiration of the lock-up agreements, an additional approximately 22,000,000 of our shares will be eligible for sale in the public market, all of which will be subject to restrictions on volume and manner of sale pursuant to Rule 144 under the Securities Act of 1933, as amended. The market price of our shares may drop significantly when the restrictions on resale by our existing shareholders lapse and these shareholders are able to sell our shares into the market. In addition, a sale by the Company of additional shares or similar securities in order to raise capital might have a similar negative impact on our share price. A decline in the price of our shares might impede our ability to raise capital through the issuance of additional shares of Common Stock or other equity securities, and may cause you to lose part or all of your investment in our shares.

Investors in this offering will experience immediate substantial dilution in net tangible book value.

The initial public offering price of our shares in this offering is considerably greater than the net tangible book value per share of our outstanding shares immediately after this offering. Accordingly, investors in this offering will incur immediate dilution of $0.54 per share, based on an assumed initial public offering price of $1.00 per share, the estimated initial public offering price range shown on the cover of this prospectus, and the sale of all 19,313,738 shares offered to the public. If only 2,500,000 shares are sold at the assumed intial public offering price of $1.00 per share, then investors in this offering will incur immediate dilution of $0.90 per share. See “Dilution.”

We have broad discretion as to the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds from this offering to further build our sales and marketing infrastructure, fund research and development projects and scale up manufacturing and for other general corporate purposes. However, our management will have broad discretion in the application of the net proceeds. Our shareholders may not agree with the manner in which our management chooses to allocate the net proceeds from this offering. The failure by our management to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operation. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income.

We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

As a public company whose shares will be listed, we will incur accounting, legal and other expenses that we did not incur as a private company, including costs associated with our reporting requirements under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). We also anticipate that we will incur costs associated with corporate governance requirements, including requirements under Section 404 and other provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as rules implemented by the Commission and the NASDAQ Stock Market. We expect that these rules and regulations will increase our legal and financial compliance costs, introduce new costs such as investor relations and stock exchange listing fees, and will make some activities more time-consuming and costly.

Changes in the laws and regulations affecting public companies will result in increased costs to us as we respond to their requirements. These laws and regulations could make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers. We cannot predict or estimate the amount or timing of additional costs we may incur in order to comply with such requirements.

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We have never paid cash dividends on shares of our Common Stock, and we do not anticipate paying any cash dividends in the foreseeable future.

We have never declared or paid cash dividends on our shares of Common Stock, nor do we anticipate paying any cash dividends on our share capital in the foreseeable future.

The market price of our Common Stock may be highly volatile, and you could lose all or part of your investment.

The trading price of our Common Stock is likely to be volatile. This volatility may prevent you from being able to sell your shares at or above the price you paid for your shares. Our stock price could be subject to wide fluctuations in response to a variety of factors, which include:

●	any adverse results or delays in commencement or completion of our planned clinical trials for OTI-629;

●	changes in laws or regulations applicable to OTI-629 or any future product candidates, including but not limited to clinical trial requirements for approvals;

●	unanticipated serious safety concerns related to the use of OTI-629 or any future product candidates;

●	a decision to initiate a clinical trial, not to initiate a clinical trial or to terminate an existing clinical trial;

●	our inability to obtain adequate product supply for OTI-629 or any future product candidate, or the inability to do so at acceptable prices;

●	adverse regulatory decisions;

●	the introduction of new products or technologies offered by us or our competitors;

●	the effectiveness of our or our potential partners’ commercialization efforts;

●	the inability to effectively manage our growth;

●	actual or anticipated variations in quarterly operating results;

●	our failure to meet or exceed the estimates and projections of the investment community;

●	the perception of the pharmaceutical industry by the public, legislatures, regulators and the investment community;

●	the overall performance of the U.S. equity markets and general political and economic conditions;

●	developments concerning our sources of manufacturing, supply chain, raw materials or any commercialization partners;

●	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

●	disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

●	additions or departures of key scientific or other consultants or management personnel;

●	adverse market reaction to any indebtedness we may incur or securities we may issue in the future;

●	sales of our common stock by our stockholders in the future;

●	significant lawsuits, including patent or stockholder litigation;

●	changes in the market valuations of similar companies;

●	the trading volume of our common stock;

●	effects of natural or man-made catastrophic events or other business interruptions; and

●	other events or factors, many of which are beyond our control.

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In addition, the stock market in general, and the stock of biotechnology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance.

The financial and operational projections that we may make from time to time are subject to inherent risks.

The projections that we provide herein or our management may provide from time to time (including, but not limited to, those relating to potential peak sales amounts, clinical and regulatory timelines, production and supply matters, commercial launch dates, and other financial or operational matters) reflect numerous assumptions made by management, including assumptions with respect to our specific as well as general business, regulatory, economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond our control. Accordingly, there is a risk that the assumptions made in preparing the projections, or the projections themselves, will prove inaccurate. There may be differences between actual and projected results, and actual results may be materially different from than those contained in the projections. The inclusion of the projections in this prospectus should not be regarded as an indication that we, our management, or their representatives considered or consider the projections to be a guaranteed prediction of future events, and the projections should not be relied upon as such.

An investment in our company may involve tax implications, and you are encouraged to consult your own advisors as neither we nor any related party is offering any tax assurances or guidance regarding our company or your investment.

The formation of our company, as well as an investment in our company generally, involves complex federal, state and local income tax considerations. Neither the Internal Revenue Service nor any State or local taxing authority has reviewed the transactions described herein, and may take different positions than the ones contemplated by management. You are strongly urged to consult your own tax and other advisors prior to investing, as neither we nor any of our officers, directors or related parties is offering you tax or similar advice, nor are any such persons making any representations and warranties regarding such matters.

Our ability to use our net operating loss carry-forwards and certain other tax attributes may be limited.

Under Section 382 of the Internal Revenue Code of 1986, as amended, referred to as the Internal Revenue Code, if a corporation undergoes an “ownership change” (generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period), the corporation’s ability to use its pre-change net operating loss carry-forwards and other pre-change tax attributes (such as research tax credits) to offset its post-change income may be limited. We may also experience ownership changes in the future as a result of subsequent shifts in our stock ownership, including as a result of the completion of this offering when it is taken together with other transactions we may consummate in the succeeding three-year period. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carry-forwards to offset U.S. federal taxable income may be subject to limitations, which potentially could result in increased future tax liability to us.

Our Certificate of Incorporation permits “blank check” preferred stock, which can be designated by our Board of Directors without stockholder approval.

We have 5,000,000 authorized shares of preferred stock. The shares of our preferred stock may be issued from time to time in one or more series, each of which shall have a distinctive designation or title as is determined by our Board of Directors prior to the issuance of any shares thereof. The preferred stock may have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by the Board of Directors. Because the Board of Directors is able to designate the powers and preferences of the preferred stock without the vote of a majority of our stockholders, stockholders will have no control over what designations and preferences our preferred stock will have. If preferred stock is designated and issued, then depending upon the designation and preferences, the holders of the preferred stock may exercise voting control over us. As a result, our stockholders will have no control over the designations and preferences of the preferred stock and as a result the operations of our company.]

Our management collectively owns a substantial majority of our common stock.

Collectively, our officers, our directors and 1 other stockholder own or exercise voting and investment control of approximately 97.50% of our outstanding common stock. As a result, investors may be prevented from affecting matters involving our company, including:

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●	the composition of our Board of Directors and, through it, any determination with respect to our business direction and policies, including the appointment and removal of officers;

●	any determinations with respect to mergers or other business combinations;

●	our acquisition or disposition of assets; and

●	our corporate financing activities.

Furthermore, this concentration of voting power could have the effect of delaying, deterring or preventing a change of control or other business combination that might otherwise be beneficial to our stockholders. This significant concentration of share ownership may also adversely affect the trading price for our common stock because investors may perceive disadvantages in owning stock in a company that is controlled by a small number of stockholders.

Certain provisions of Delaware law make it more difficult for a third party to acquire us and make a takeover more difficult to complete, even if such a transaction were in the stockholders’ interest.

The Delaware General Corporation Law contain provisions that may have the effect of making it more difficult or delaying attempts by others to obtain control of us, even when these attempts may be in the best interests of our stockholders. We also are subject to the anti-takeover provisions of the Delaware General Corporation Law, which prohibit us from engaging in a “business combination” with an “interested stockholder” unless the business combination is approved in a prescribed manner and prohibit the voting of shares held by persons acquiring certain numbers of shares without obtaining requisite approval. The statutes have the effect of making it more difficult to effect a change in control of a Delaware company.

If we fail to establish and maintain an effective system of internal control or disclosure controls and procedures are not effective, we may not be able to report our financial results accurately and timely or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate and report on our internal controls over financial reporting and, depending on our future growth, may require our independent registered public accounting firm to annually attest to our evaluation, as well as issue their own opinion on our internal controls over financial reporting. The process of implementing and maintaining proper internal controls and complying with Section 404 is expensive and time consuming. We cannot be certain that the measures we will undertake will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal controls that we will need may become more complex, and significantly more resources will be required to ensure our internal controls remain effective. Failure to implement required controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If our auditors or we discover a material weakness in our internal controls, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors’ confidence in our financial statements and harm our stock price. In addition, non-compliance with Section 404 could subject us to a variety of administrative sanctions, including the suspension of trading, ineligibility for future listing on one of the Nasdaq Stock Markets or national securities exchanges, and the inability of registered broker-dealers to make a market in our common stock, which may reduce our stock price.

If securities or industry analysts do not publish research or reports about us, our business or our market, or if they make and then change their recommendations regarding our common stock adversely, the price of our common stock and trading volume could decline.

The trading market for our common stock, should it develop, may be influenced by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our common stock adversely, or provide more favorable relative recommendations about our competitors, the price of our common stock would likely decline. If any analyst who may cover us was to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the price of our common stock or trading volume to decline.

In making your investment decision, you should understand that we have not authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus before investing in our company. We may receive media coverage regarding our company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. We have not authorized any other party to provide you with information concerning us or this offering, and you should not rely on this information in making an investment decision.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains a number of “forward-looking statements”. Specifically, all statements other than statements of historical facts included in this prospectus regarding our financial position, business strategy and plans and objectives of management for future operations are forward-looking statements. These forward-looking statements are based on the beliefs of management at the time these statements were made, as well as assumptions made by and information currently available to management. When used in this prospectus and the documents incorporated by reference herein, the words “anticipate,” “believe,” “estimate,” “expect,” “may,” “will,” “continue” and “intend,” and words or phrases of similar import, as they relate to our financial position, business strategy and plans, or objectives of management, are intended to identify forward-looking statements. These statements reflect our current view with respect to future events and are subject to risks, uncertainties and assumptions related to various factors.

You should understand that the following important factors, in addition to those discussed in our periodic reports to be filed with the SEC under the Exchange Act, could affect our future results and could cause those results to differ materially from those expressed in such forward-looking statements:

●	We expect to incur losses for the foreseeable future and may never achieve or maintain profitability.

●	We are a company with limited operating history which makes it difficult to evaluate our current business and future prospects.

●	We will require additional financing to implement our business plan may not be available on favorable terms or at all, and we may have to accept financing terms that would adversely affect our stockholders.

●	Raising additional capital may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our drug candidates and dietary supplements.

●	Our products are based on novel, unproven technologies.

●	Clinical drug development involves a lengthy and expensive process, with an uncertain outcome. We may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our drug candidates.

●	We may be unable to commercialize our drug candidates

●	Our success depends upon our ability to retain key executives and to attract, retain, and motivate qualified personnel and direction and the loss of these persons could adversely affect our operations and results.

●	We will need regulatory approvals to commercialize our products as drugs.

●	Our competitive position depends on protection of our intellectual property.

●	The market for our proposed products is rapidly changing and competitive, and new drugs and new treatments which may be developed by others could impair our ability to maintain and grow our business and remain competitive.

●	We may become involved in lawsuits to protect or enforce patents that may issue to us, that we may acquire, or may license in the future, or other intellectual property, which could be expensive, time-consuming and ultimately unsuccessful.

●	The market price of our common stock may be highly volatile, and you could lose all or part of your investment.

●	There is no market, and no market may develop, for our common stock, which makes our securities very speculative.

●	You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

●	Our management will have broad discretion in how we use the net proceeds of this offering.

●	As a public company, we must implement additional and expensive finance and accounting systems, procedures and controls as we grow our business and organization to satisfy new reporting requirements, which will increase our costs and require additional management resources.

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Although we believe that our expectations (including those on which our forward-looking statements are based) are reasonable, we cannot assure you that those expectations will prove to be correct. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in our forward-looking statements as anticipated, believed, estimated, expected or intended.

Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or any other reason. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus and the documents incorporated by reference herein might not occur.

USE OF PROCEEDS

Our offering is being made in a direct public offering, without any involvement of underwriters or broker-dealers on a no minimum share maximum offering basis. Selling all of the shares in the offering could result in $19,393,738 in gross proceeds. We intend to use the proceeds from this offering for further development of our intellectual property, establishing relationships with third parties for initial pilot manufacturing of our lead product, OTI-629, toxicity animal studies, regulatory efforts, including an IND (investigational new drug) submission to the FDA and for general corporate purposes and working capital.

DIVIDEND POLICY

To date, we have not declared or paid any dividends on our outstanding shares. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings to finance our operations and future growth, our Board of Directors will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.

CAPITALIZATION

The following table sets forth our capitalization as of August 31, 2016:

●	On an actual basis;

●	On a pro forma basis, to give effect to the issuance of 90,000 shares of common stock and the issuance of warrants to purchase 90,000 shares of common stock after August 31, 2016; and

●	On a pro forma as adjusted basis, to give further effect to (i) the sale of 19,313,738 shares of common stock by us in this offering at the initial public offering price of $1.00 per share, which is the estimated offering price set forth on the cover page of this prospectus, and after deducting the estimated offering expenses payable by us.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included elsewhere in this prospectus.

	August 31, 2016
	Actual (Audited)	Pro Forma	Pro Forma As Adjusted

Notes payable (inclusive of current portion)	$15,000	15,000	15,000
Preferred stock, $.001 par value, 5,000,000 shares authorized; 0 shares issued and outstanding	0	0	0
Common stock, $.001 par value, 100,000,000 shares authorized; 22,593,131 shares issued and outstanding, inclusive of 90,000 shares issued after August 31, 2016, and 41,906,869 shares issued and outstanding, as adjusted (1)	22,503	22,593	41,907
Additional paid-in capital	255,128	345,078	19,639,422
Accumulated deficit	(101,254)	(101,254)	(101,254)
Other comprehensive income	0	0	0
Total stockholders’ (deficit) equity	176,377	266,377	19,580,115

Total capitalization	$191,377	281,377	19,595,115

(1) The number of shares to be outstanding immediately after this offering is based on 22,503,131 shares outstanding on August 31, 2016, and does not include 90,000 shares issued after August 31, 2016, or 343,131 shares issuable upon exercise of outstanding warrants.

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DILUTION

“Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding on August 31, 2016. After giving pro forma effect to the issuance of 90,000 shares of common stock subsequent to August 31, 2016, our pro forma net tangible book value on August 31, 2016 was approximately $266,377, or $0.01 per share.

After giving effect to our issuance and sale of 19,313,738 shares of common stock in this offering at an assumed initial public offering price of $1.00 per share, after deducting the estimated offering expenses of $75,000 payable by us, the pro forma as adjusted net tangible book value as of August 31, 2016 would have been $19,415,115, or $0.46 per share. This represents an immediate increase in pro forma net tangible book value of $0.45 per share to our existing stockholders and an immediate dilution in pro forma net tangible book value of $0.55 per share to investors purchasing shares of common stock in this offering at the assumed public offering price.

The following table illustrates this dilution:

Assumed public offering price per share	$1.00
Pro forma net tangible book value per share as of August 31, 2016 (1)	.01
Increase in pro forma net tangible book value per share attributable to the offering	.45
Pro forma as adjusted net tangible book value per share as of August 31, 2016 after the offering	.46
Dilution per share to new investors in the offering	$.54

(1) Gives effect to the sale of 90,000 units after August 31, 2016, where each unit consists of a single share of common stock and a warrant to purchase an additional share of common stock.

The following table presents, on a pro forma basis as of August 31, 2016, after giving effect to the sale of 90,000 units after August 31, 2016 as described in footnote 1 to the preceding table the differences between the existing stockholders and the new investors purchasing our common stock in this offering with respect to the number of shares purchased from us, the total consideration paid or to be paid to us, which includes net proceeds received from the issuance of common stock, and the average price per share paid or to be paid to us at the public offering price of $1.00 per share, before deducting estimated offering expenses:

	Shares Purchased		Total Consideration		Average Price Per
	Number	Percent	Amount	Percent	Share
Existing stockholders	22,593,131	53.91%	$367,631	1.87%	$0.02
New investors	19,313,738	46.09%	$19,313,738	98.13%	$1.00
Total	41,906,869	100.00%	$19,681,369	100.00%

Assuming the offering is subscribed in full, sales in this offering will reduce the percentage of shares held by existing stockholders to 53.91% and will increase the number of shares held by our new investors to 19,313,738 shares, or 46.09%, assuming no purchases of our common stock by existing stockholders in this offering.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

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DIRECTORS, EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS

Our board of directors, executive officers and key employees are as follows:

Name	Age as of October 21, 2016	Position
David Platt, Ph.D.	63	Chief Financial Officer, Treasurer and Chairman and Director
Yuval Kwintner, B.Sc., M.S, LL.B	53	President and Director
Ache Ezer Stokelman, B.S.	62	Chief Executive Officer and Director
Rom E. Eliaz	44	Director
Dale H. Conaway, D.V.M.	61	Director
Alan M. Hoberman	63	Director
Henry J. Esber, Ph.D.	74	Director

David Platt, Ph.D. is the Chairman of our Board of Directors, Chief Financial Officer and Treasurer. Dr. Platt is a world-renowned expert in carbohydrate chemistry and has founded three publicly-traded companies, creating nearly $1B for investors. He has raised $150M directly in public markets in the U.S., and has led development of two drug candidates from concept through phase II clinical trials. Prior to Oxygen Therapy, Inc. Dr. Platt founded Boston Therapeutics Inc. in 2010 (OTC: BTHE) where he served as chief executive officer from 2010 to April 1, 2015 and as a director from March 2016 to June 8, 2016, and from 2001 to 2009, Dr. Platt was a founder, Chief Executive Officer and Chairman of the Board at Pro-Pharmaceuticals, Inc. (OTC:PRWP and AMEX: PRW, now NASDAQ: GALT). From 1995 to 2000 Dr. Platt was the founder of International Gene Group (NASDAQ: IGGI, GLGS now LPJC). Dr. Platt received a Ph.D. in Chemistry in 1988 from Hebrew University in Jerusalem. In 1989, Dr. Platt was a research fellow at the Weizmann Institute of Science, Rehovot, Israel, and from 1989 to 1991, was a research fellow at the Michigan Foundation (re-named Barbara Ann Karmanos Institute). From 1991 to 1992, Dr. Platt was a research scientist with the Department of Internal Medicine at the University of Michigan. Dr. Platt has published peer-reviewed articles and holds many patents, primarily in the field of carbohydrate chemistry.

Ache Ezer Stokelman, B.S. is our Chief Executive Officer and a member of our board of directors. Mr. Stokelman is a veteran of the Biotech industry. He spent over 20 years at Amgen, a tenure ending December 31, 2011, where he invented, developed and deployed new technologies and methods for Process Development. In the early 90s he was involved with the development and construction of the manufacturing system for GCSF™, which became a multi-billion dollar success. He went on to join the Process Development department, where he was responsible for innovative purification techniques and process automation systems that brought to market many successful molecules. Subsequently he managed a multi-million dollar startup collaboration to transform cell culture process development worldwide. The project introduced the first integrated robotic platform that executed fully-automated cell culture experiments. Earlier in his career he designed and installed safety and control systems on offshore platforms. He obtained a BS in Mechanical Engineering at The Technion Institute of Technology, Israel (1990)

Yuval Kwintner, M.S., LL.B., B.Sc. is an experienced entrepreneur and business executive with proven capabilities and success in both established organizations and start-up ventures. He is experienced in developing and implementing innovative business strategies, securing investment opportunities and financing and handling all aspects of company operations and corporate transactions. Mr. Kwintner was the founder of two successful start-up companies. He was the President of BananaLogix Inc., (2010-2013) an emerging company in the nutraceuticals space that developed a unique all-natural supplement that significantly reduced high blood pressure without the side effects of traditional hypertension drugs. He was also the CEO of VeriBrands LLC (2014-2016), a distributor of a full line of high-quality medical devices. Prior to that, Mr. Kwintner was a Strategic Planning Manager at Way Systems, Inc., a pioneer in mobile POS solutions and gateway services for mobile merchants, which was later acquired by Verifone. Mr. Kwintner began his career as an industrial engineer in the Israeli Navy and subsequently practiced business and corporate law in Israel. Mr. Kwintner earned an M.S. in Management of Technology (MBA equivalent) from MIT Sloan School of Management, an LL.B. from Tel Aviv University School of Law and a B.S. in Industrial Engineering & Management from the Technion - Israel Institute of Technology.

Dale H. Conaway, D.V.M., is a Director of the Company. He is the Chief Veterinary Medical Officer for the Office of Research Oversight, an office within the Veterans Health Administration under the U.S. Department of Veterans Affairs. From 2001 to 2006, Dr. Conaway was the Deputy Regional Director (Southern Region). From 2010 to September 15, 2016, Dr. Conaway served as a member of the board of directors of Boston Therapeutics, Inc.. From 1998 to 2001, Dr. Conaway served as Manager of the Equine Drug Testing and Animal Disease Surveillance Laboratories for the Michigan Department of Agriculture. From 1994 to 1998, he was Regulatory Affairs Manager for the Michigan Department of Public Health Vaccine Production Division. Dr. Conaway received a D.V.M. degree from Tuskegee Institute and an M.S. degree in pathology from the College of Veterinary Medicine at Michigan State University.

Dr. Rom E. Eliaz, Ph.D., MBA, a Director of the Company, has more than 20 years of pharmaceutical and biotechnology development experience as a scientist, entrepreneur, executive, and venture capitalist. Dr. Eliaz has been Chief Executive Officer of NasVax since October 2010. Prior to joining NasVax, Dr. Eliaz was the CEO of ImmCure Therapeutics (previously JJ Pharma) and a Strategic Partner at The Colmen Group. From 2010 Dr. Eliaz has served as a member of the board of directors of Boston Therapeutics Inc. (OTC: BTHE). Dr. Eliaz is (coauthor of more than 40 publications, mostly in the field of drug targeting, drug delivery, and gene therapy, and is an inventor of several patents in these fields. He has made more than 30 invited presentations and chaired numerous sessions at international scientific and business conferences and venues. Dr. Eliaz did his post-doctoral work at UCSF Schools of Medicine and Pharmacy, focusing in the areas of drug delivery, drug targeting, tissue engineering, and gene therapy. Dr. Eliaz received his PhD in chemical engineering and biotechnology from the Weizmann Institute of Sciences and Ben-Gurion University. He also holds an MSc in chemical engineering, and a BSc in chemical engineering and biotechnology, both from Ben-Gurion University. He earned an MBA from a joint Harvard Business School and Boston University program at Ben Gurion University.

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Alan M. Hoberman, Ph.D. is president and CEO of Argus International, Inc., overseeing a staff of scientists and other professionals who provide consulting services for industry, government agencies, law firms and other organizations, both in the U.S. and internationally. From 2014 to September 15, 2016 Dr. Hoberman served as a member of the board of directors of Boston Therapeutics, Inc. Between 1991 and 2013 he held a series of positions of increasing responsibility at Charles River Laboratories Preclinical Services (formerly, Argus Research Laboratories, Inc.), most recently as Executive Director of Site Operations and Toxicology. He currently works with that organization to design, supervise and evaluate reproductive and developmental toxicity, neurotoxicity, inhalation and photobiology studies. Dr. Hoberman holds a PhD in toxicology from Pacific Western University, an MS in interdisciplinary toxicology from the University of Arkansas and a BS in biology from Drexel University.

Henry J. Esber, Ph.D., a Director of the Company, has been a Principal in Esber D&D consulting since 2005. From 2003 to 2005, Dr. Esber was a Senior Consultant, Business Development at Charles River Labs, Discovery and Development Services. From 2010 to September 11, 2016, Dr. Esber served as a member of the board of directors of Boston Therapeutics, Inc. Dr. Esber has more than 35 years of experience in the areas of oncology/tumor immunology and immunotherapy as well as strong knowledge in the field of toxicology and regulatory affairs. Dr. Esber received a B.S. degree in biology/pre-med from the College of William and Mary, an M.S. degree in public health and parasitology from the University of North Carolina, and a Ph.D. in immunology/microbiology from West Virginia University Medical Center. Dr. Esber was previously a Director of the Company from September 2009 through December 2010.

Our Directors are elected annually and each holds office until the annual meeting of the shareholders of the Company and until their respective successors are elected and qualified. Our officers, including any officers we may elect moving forward, will hold their positions at the pleasure of the Board of Directors, absent any employment agreement. In the event we employ any additional officers or directors of the Company, they may receive compensation as determined by the Company from time to time by vote of the Board of Directors. Vacancies in the Board will be filled by majority vote of the remaining directors or in the event that a sole remaining Director vacates his position, by our majority shareholders. Our Directors may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors.

Employment Agreements

Our officers have entered into employment agreements and confidentiality, non-disclosure and assignment of inventions agreements with the Company which include, among other things, provisions which restrict any of them from selling any shares of Company common stock in the 180 days following the effective date of this registration statement. Other than provisions in the employment agreements, there are no arrangements or plans in which we provide pension, retirement or similar benefits for our officers or directors. Our officers and directors may receive stock options at the discretion of our board of directors in the future. We do not have any bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our officers or directors, except that stock options may be granted at the discretion of our board of directors from time to time.

Voting Agreements

Each of David Platt, Ache Ezer Stokelman and Yuval Kwintner has entered into a Voting Agreement with the Company providing, among other things, that in any election of directors he will vote his shares for the three of them.

Change in Control and Severance Payments

Under the terms of their employment agreements, our executive officers are entitled to receive certain payments upon the termination without cause of their employment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information as of October 21, 2016 with respect to the beneficial ownership of shares of the Company’s common stock by (i) each person or group known to us, to beneficially own more than 5% of the outstanding shares of such stock (as we do not have a class of securities registered under Section 12 of the Exchange Act, holders of 5% or more of the outstanding shares of our common stock are not currently required to file Schedule 13D or Schedule 13G with the Securities and Exchange Commission), (ii) each director; (iii) each of our executive officers named in the summary compensation table under “Director and Executive Compensation” currently serving as an executive officer; and (iv) the executive officers and directors as a group. All persons listed below have (i) sole voting power and investment power with respect to their shares of common stock (the only class of outstanding stock), except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of stock. The percentage of beneficial ownership is based upon 22,936,262 shares of common stock outstanding as of October 21, 2016, including 343,131 shares issuable upon the exercise of outstanding warrants. Except as otherwise indicated in the footnotes to the table, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

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Name and Address of Beneficial Owner	Number of Shares	Percent of Class (1)

David Platt (2)	10,000,000	43.60%

Ache Ezer Stokelman (2)	5,000,000	21.80%

Yuval Kwintner (2)	5,000,000	21.80%

Offer Binder	2,000,000	8.72%
Via Armand Fedeli 121
Perugia PG 06132
Italy

Dale H. Conaway, D.V.M.(2)		0

Rom E. Eliaz (2)		*0

Alan M. Hoberman (2) (3)	40,878	.18%

Henry J. Esber (2)		*0

All Officers and Directors as a Group (6 persons)	20,040,878	87.38%

(1)	The percentage shown in the table is based on 22,936,262 shares of Common Stock outstanding on October 21, 2016.

(2)	The business address for these individuals is 202 Lenox Avenue, Unit #1, New York, NY 10027.

(3)	Includes 20,439 shares issuable upon exercise of outstanding warrants which are currently exercisable.

DESCRIPTION OF BUSINESS

Overview

We are an early stage pharmaceutical company founded in 2016 to focus on the development, manufacture and commercialization of therapeutic drugs designed to address hypoxia in humans, which is a lack of oxygen to tissues, in a safe and efficient manner. Our initial focus is the treatment of hypoxic conditions in the brain resulting from stroke, and hypoxic conditions in wounds to prevent necrosis and to promote healing.

Currently, our lead pharmaceutical drug candidate is code named OTI-629, which is an oxygen-carrying small molecule consisting of bovine hemoglobin stabilized with a co-polymer. This modified hemoglobin will be an injectable IV drug that we believe will be effective in preventing necrosis, or cell death, by carrying oxygen to human tissue when blood flow to the brain or to a wound is blocked or otherwise compromised. A second drug candidate, OTI-1011, is a chemical structure sub-class of OTI-629 and is designed to treat hypoxia in wounds that do not heal. While our initial focus is on hypoxia in the brain and wound healing, we believe that our technology offers potentially effective treatments for anemia, cancer conditions and trauma.

Both OTI-629 and OTI-1011 are based on novel unproven technologies. We may be unsuccessful in developing these technologies into drugs which the United States Food and Drug Administration (FDA) ultimately will approve.

Stroke

Stroke, also known as cerebrovascular accident (CVA), or brain attack, occurs when poor flow to the brain results in necrosis and cell death. Strokes can be classified into two major categories: ischemic and hemorrhagic. Ischemic strokes are caused by interruption of the blood supply to the brain; hemorrhagic strokes result from the rupture of a blood vessel or an abnormal vascular structure. According to the Center for Disease Control, approximately 87% of all strokes are ischemic strokes. An ischemic stroke may be thrombotic, which occurs when diseased or damaged cerebral arteries become blocked by the formation of a blood clot within the brain, or embolic, which occurs when a clot formed originally somewhere in the body outside the brain - typically in the heart - travels in a cerebral artery. Whether thrombotic or embolic, an ischemic stroke restricts the flow of blood to the brain and results in near-immediate physical and neurological deficits.

According to the Center for Disease Control, there are about 795,000 new or recurrent cases of stroke in the United States each year, of which 610,000 are new cases and 185,000 recurrent cases. One hundred thirty thousand (130,000) Americans are killed by stroke each year, or one very four minutes. Stroke is a leading cause of serious long-term disability, and costs the United States an estimated $34 Billion each year, according to the Center for Disease, a figure which includes the cost of health care services, medications to treat the stroke, and missed days of work.

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Wound healing

Wound healing is the process by which skin or other body tissue repairs itself after trauma. In undamaged skin, the epidermis, or the surface layer of skin, and dermis, the deeper layer, form a protective barrier against the external environment. When the barrier is broken, an orchestrated cascade of biochemical events is set into motion to repair the damage. This process is divided into predictable phases: blood clotting or hemostasis, inflammation, tissue growth and proliferation and tissue remodeling maturation. In cases of hypoxia, or a lack of oxygen delivery into the damaged tissue, the tissue growth and proliferation is delayed and the wound will not heal itself.

Hemoglobin and Complex Co-polymer Science

Oxygen therapeutics describe generally a class of agents that will be administered intravenously to enhance the oxygen delivery capability of blood. These oxygen transporting agents may be perfluorcarbon (PFC) emulsions or modified hemoglobin solutions. Our technology involves the development of hemoglobin-based oxygen carriers. To produce OTI-629, we will take red blood cells (RBCs) from bovine sources, isolate hemoglobin from the RBCs and, by applying our proprietary co-polymer chemistry, stabilize and modify the hemoglobin. Our novel, complex co-polymer molecules can be produced at specific molecular weights and with other pharmaceutical properties; and in the production of OTI-629, we intend to use naturally occurring, readily-available materials that are Generally Recognized as Safe (GRAS) for humans under the Federal Food, Drug and Cosmetic Act. A GRAS co-polymer will have a known toxicity profile as part of the OTI-629 molecular structure.

The OTI-629 co-polymer hemoglobin molecule is 5000 times smaller than an RBC, enabling that small molecule to reach hypoxic tissue more effectively than RBCs. OTI-629 will be administered as an injectable IV drug that will circulate in the blood collecting oxygen from the lungs and releasing the oxygen molecules where tissue has developed ischemia, or lack of oxygen. OTI-629 has oxygen affinity that mimics RBCs and is not expected to cause adverse effects, and is compatible with all blood types. The shelf life of OTI is expected to be two years at room temperature.

Management

Our management team and advisors include most notably our Chairman David Platt, Ph.D., who has played a leading role in the development of complex co-polymer therapeutics for a variety of applications to address a variety of unmet medical needs. Our CEO, Mr. Ache Ezer Stokelman is a veteran of the biotech industry. He spent over 20 years at Amgen where he invented, developed and deployed new technologies and methods for Process Development. Our president, Yuval Kwintner, earned a B.Sc. from the Technion - Israel Institute of Technology and an M.S. (MBA equivalent) from MIT Sloan School of Management. Mr. Kwintner is an experienced entrepreneur and business executive with proven abilities in both established organizations and startup ventures.

Business Developments

We will develop and, through third party contracts, manufacture oxygen therapeutics. Our oxygen therapeutics are a new class of pharmaceuticals that are administered intravenously to transport oxygen to the body’s tissues. Currently there are four drugs candidates to treat a stroke. Abciximab from Eli Lilly is a platelet aggregation inhibitor. Clinical trials show little advantage over placebos and could lead to dangerous side effects, including more bleeding in patients. Cerovive from AstraZeneca is a Nitrone-based neuro protectant currently in phase III clinical trials which shows no significant benefit over placebos with respect to changes in neurological impairment as measured by the national institute of health stroke scale. Candesartan, from AstraZeneca, is an angiotensin receptor blocker which was used to control blood pressure. Its efficacy in stroke patients still must be proven. Ancod from Knoll Pharmaceuticals is an anti-coagulant that acts by breaking down the fibrinogen. It increases the risk of hemorrhage carries risks similar to those associated with tPA. Using our provisional and issued patent and proprietary technology, we will develop and manufacture OTI-629 and similar drugs for applications including treatment of stroke conditions.

Our goal is to advance our leading drug candidate, OTI-629, through regulatory submissions for Investigational New Drug (IND) status in the United States. Submission for IND status does not assure that we will obtain it.

OTI-629 is a co-polymer with modified hemoglobin. It will be administered as an intravenous injectable solution that can potentially prevent necrosis, or cell death, and treat hypoxic conditions such as stroke and wounds that will not heal. OTI-629, as an Oxygen Therapeutic, has a very broad range of potential applications, including but not limited to, tissue death prevention, wound healing, traumatic blood loss, traumatic brain injury, stroke, cancer, surgery, transplant and anemia. In addition, since donated human blood needs refrigeration and has a shelf life of less than one month, OTI-629 can serve as an adjunct to or replacement for donated blood in trauma and surgery cases when there are human blood supply deficiencies or where refrigeration is not available or reliable.

The only FDA approved treatment for ischemic strokes is tissue plasminogen activator tPA, also known as IV rtPA, given through an IV in the arm. tPA works by dissolving the clot and improving blood flow to the part of the brain being deprived of blood flow. If administered within 3 hours and up to 4.5 hours in certain eligible patients, tPA may improve the chances of recovering from a stroke. Another treatment option is an endovascular procedure called mechanical thrombectomy in which a blood clot is removed by threading a wired-caged device called a stent retriever through an artery in the groin up to the blocked artery in the brain. The stent opens and grabs the clot, enabling the removal of the stent with the trapped clot.

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Hypoxia is a condition in which cells lack sufficient oxygen supply to support metabolic function. The OTI-629 co-polymer hemoglobin molecule contains oxygen rechargeable iron which picks up oxygen in the lungs, is 5,000 times smaller than a RBC, and can reach hypoxic tissue more effectively than RBCs. Products similar to OTI-629 are stable at room temperature and have no blood type matching requirement. We plan to introduce OTI-629 in clinical trials for hypoxic medical conditions as stroke and wound healing.

For the production of OTI-629, we intend to utilize third party manufacturing facilities that we believe are fully compliant with Good Manufacturing Practices (GMP) only, as required by the regulatory authorities in Europe or the United States, in order to produce a sufficient quantity of OTI-629 for animal toxicity and pre-clinical trials for animals. We have not conducted any clinical trials on animals or humans to confirm the efficacy of, or filed any applications with the FDA with respect to OTI-629. We are in the process of developing OTI-629 for pre-clinical studies for human use, in order to conduct clinical trials and to file applications with the FDA as applicable. We expect to file an IND application with the FDA in 2018, provided we obtain adequate funding.

We will seek approval of OTI-629 for the treatment of adults at early stages of stroke. This product is being developed for the management of patients with cardiovascular ischemia or hypoxia of the brain and as an early intervention in an out-of-hospital setting for the treatment of patients with hypoxia of the brain as a result of a stroke.

A second indication will be to treat patients with unhealed wound due to hypoxia. The most effective wound healing technique to date is Hyperbaric oxygen therapy (HBOT) and is defined as exposure to 100% oxygen at greater than one atmosphere of pressure (>760mmHg). This therapy plays an adjunctive role in the management of acute and chronic wounds. The potential risks of HBOT are relatively small and contraindications are rare. Exposure to increased barometric pressure inside a hyperbaric chamber increases the oxygen content dissolved in plasma. The dissolved oxygen is the metabolically active fraction of oxygen that can now penetrate tissues compromised by chronic or acute inflammation, tissue edema, and microvascular thrombosis or rarefaction. There are multiple mechanisms of action of HBOT, including reduction of leukocyte adhesion to vascular endothelium and increase in tissue levels of nitric oxide, hypoxia inducible factor-1, and vascular endothelial growth factor. The induction of regeneration of tissues observed and is related to the stimulation of bone marrow-derived progenitor cells. HBOT has antimicrobial effects and increases intracellular leukocyte killing by the oxygen-dependent peroxidase system. To benefit wound healing, daily treatments range from 20 to 60 sessions. Typical doses and durations range from 2.0 to 3.0 atmospheres absolute for a total of 60–120 min. Rigorous comparison of dose responses and treatment algorithms is lacking. We believe that OTI-629 will benefit patients as well as or better than HBOT, and do so with greater cost effectiveness.

Ischemia

Our future clinical development strategy for ischemia is to conduct pilot trials of OTI-629 to assess the potential of several ischemia indications including wound healing and brain injury before committing funding for advanced trials. These pilot trials will be designed to provide preliminary safety and efficacy data to help us select a lead indication for further development. We believe some of the trials will allow the company to collaborate with a strategic partner in the future. We intend to pursue our ischemia development program in the USA with OTI-629. We need FDA approval of OTI-629 as an Investigational New Drug (IND) and Investigational Review Board (IRB) for hospital authorization in the US to start safety trials in healthy volunteers. The Company expects to obtain these approvals and to start patient enrollment in the first quarter of 2019.

Wound Healing. We believe that our product will promote wound healing by transporting oxygen through partially blocked arteries to oxygen-deprived tissues. An OTI-1011 molecule at room temperature solution is 5000 times smaller than a red blood cell and its size enables its delivery to oxygenate tissue with advanced fibrosis or scarring condition where red blood cells will not go. We intend to conduct a clinical trial to demonstrate the efficacy of OTI-1011 for this purpose. Our current plan is to initiate a trial in the first quarter of 2019 in which 100 patients will receive either a control solution or 30 grams of modified hemoglobin in the form of OTI-1011 before surgery, followed by the same dose daily for three days. Patients will be monitored until discharged from the hospital and at 15, 30 and 60 days post-surgery, with survival and quality of life information collected at three and six months post-surgery.

European Directorate for the Quality of Medicines Certification (EDQM)

In August 2005, the European Directorate for the Quality of Medicines issued updated Certificates of Suitability of Monographs of the European Pharmacopoeia for a product similar to OTI-629 produced by Biopure Corporation, a US company that has ceased doing business. These documents suggest that that the raw material (modified hemoglobin from cattle) for our biosimilar product, OTI-629, will meet the European Pharmacopoeia criteria for minimizing the risk of transmitting animal Transmissible Spongiform Encephalopathies such as “mad cow” disease. EDQM certification is required for all new and approved human and veterinary medicinal products that are manufactured from materials taken from cattle and marketed in the European Union. As part of the certification process, we will be required to provide technical information on the manufacturing process, the origin of the raw material and type of tissue used, the cattle traceability, beginning at their country of birth, and auditing, and a risk analysis from an independent expert.

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We intend to establish and implement clinical development programs that add value to our business in the shortest period of time possible and to seek strategic partners when a program becomes advanced and requires additional resources. We intend to continue focusing our expertise and resources to develop novel formulations, and to leverage development partnerships to apply our complex co-polymer chemistry designs in other medical indications. We may seek to enter into licensing, co-marketing, or co-development agreements across different geographic regions, in order to avail ourselves of the marketing expertise of one or more seasoned marketing and/or pharmaceutical companies. Our strategy is to leverage considerable industry experience, expertise in complex co-polymer chemistry and clinical development experience to continue to identify, develop and commercialize product candidates with strong market potential that can fulfill unmet medical needs in the treatment of diabetes and inflammatory diseases. We plan to further develop new and proprietary drug candidates to provide improved efficacy and safety by using novel development pathways specific to each drug candidate.

A core part of our strategy relies upon creating safe and efficacious drug formulations that can be administered as standalone therapies or in combination with existing medications. We believe we utilize a novel approach that is expected to create safe and efficacious drug formulations that can be combined with existing therapies and potentially deliver valuable products in areas of high unmet medical needs. We will assemble a scientific advisory board consisting of scientists with both academic and corporate research and development experience that will provide leadership and counsel in the scientific, technological and regulatory aspects of our current and future projects. In addition, we will assemble a medical advisory board consisting of leading physicians and key opinion leaders who have participated in relevant clinical studies and who will guide us through ongoing clinical trial programs. Our scientific and medical advisory boards consist of some of leading scientists, medical doctors and professionals in the co-polymer and ischemic brain injury field. The Chairman of our Medical Advisory Board is Dr. Ben-Zion Weiner, a former Chief Research and Development Officer for Teva Pharmaceuticals Inc. Dr. Weiner is considered a world leader in drug development who directly oversaw all pharmaceutical R&D and innovative branded product pipeline development for Teva. He has been responsible for the development of generic products for the United States, European and other markets. In parallel, he has been responsible for the development and regulatory approval of Teva’s innovative product portfolio. Dr. Weiner has twice been the recipient of the Rothschild prize for innovation, including for the commercialization of Copaxone in the treatment of multiple sclerosis.

We believe that our drug development leadership team provides us with a significant competitive advantage in designing highly efficient clinical programs to deliver valuable products in areas of high unmet medical needs.

Drug development status

Market Opportunity

Hypoxia

Our injectable drug candidate, OTI-629, will potentially compete with existing therapies for the treatment of hypoxia or anti-necrosis that according to Global Industry Analysts, Inc. has a global market opportunity of $50 billion. Hypoxia is a condition in which cells lack sufficient oxygen supply to support metabolic function. The standard therapy for acute anemia resulting from blood loss is infusion of red blood cells mainly from supplies of donated blood. For prophylactic or long-term treatment of anticipated or chronic anemia, medications that stimulate the creation of new red blood cells are frequently used.

Presently, there is no substitute for Oxygen Therapy as human blood to deliver oxygen to the body to alleviate hypoxia conditions or luck of oxygenation; and transfusions involve certain risks and limitations. The standard therapy for reversing hypoxia is blood infusion, RBCs or hyperbaric oxygen. Hyperbaric medicine or hyperbaric oxygen therapy (HBOT) is a medical term for using oxygen at a level higher than atmospheric pressure. The HBOT treatment can only be done at a medical facility and each session can cost from $1000 to more than $3000. For decades, oxygen carriers have been developed for perfusion and oxygenation of ischemic tissue; none have yet succeeded in becoming a proven oxygen therapeutics for stroke and would healing. These products were either blood-derived elements, synthetic perfluorocarbons, or red blood cell modifiers. According to the Fact Sheet No. 279 published June 7, 2014 by the World Health Organization, there is a global shortage of transfusion suitable blood of 110 million units, and the need for blood is rising 6-7% annually. OTI-629 may serve also as an oxygen therapy when blood is not available and has a very broad range of potential applications beyond ischemic stroke or wound healing.

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Key Strengths

We believe that our key differentiating elements include:

Focus on novel therapeutic opportunities provided by co-polymer: We are focused on development of co-polymer compounds to stabilize the modified hemoglobin molecule. The Co-polymer method of chemical stabilization has not received as much scientific attention as nucleic acids and proteins but the Company believes that it is a viable alternative to these other materials.

●	Experienced management

	●	Our Chief Executive Officer, Ache Ezer Stokelman, is a veteran of the Biotech industry. He spent over 20 years at AMGEN where he invented, developed and deployed new technologies and methods for Process Development. In the early 1990s he was involved with the development and construction of the manufacturing system for GCSF™, which has generated significant world-wide sales since its introduction.

	●	Our Executive Chairman, David Platt, Ph.D., is a chemical engineer, a pioneer in designing drugs made from co-polymers, and has more than 30 years of experience in the development of therapeutic drugs. We are the fourth biotechnology company founded by Dr. Platt. The prior company is Boston Therapeutics Inc. (OTC: BTHE). The first two are International Gene Group, which later became Prospect Therapeutics, and is now known as La Jolla Pharmaceuticals (Nasdaq: LJPC), and Pro-Pharmaceuticals (now Galectin Therapeutics) (Nasdaq: GALT). Their core technologies were either developed or co-developed by Dr. Platt.

	●	Our President Yuval Kwintner is an experienced entrepreneur and business executive with proven abilities in both established organizations and start-up ventures. Earned an M.S (MBA equivalent) from MIT Sloan School of Management, a B.Sc. from the Technion - Israel Institute of Technology, and an LL.B. from Tel Aviv University. Experienced in development and implementation of innovative business strategies. Expertize includes securing investment opportunities and handling all aspects of corporation’s operations and of corporate transactions.

	●	We have assembled a scientific and medical advisory board consisting of leading physicians and key opinion leaders who have participated in relevant clinical studies and who will guide us through ongoing clinical trial programs. Our scientific and medical advisory boards consist of some of the leading scientists, medical doctors and professionals in the ischemia or hypoxia fields.

●	Products are differentiated and address significant unmet needs: Both of our lead product candidates, OTI-629 and OTI-1011, are well-differentiated oxygen therapy related formulations that address significant unmet medical needs. Oxygen Therapy management, including hypoxia management and treatment of diseases and medical conditions associate with hypoxia, remains a critical area of unmet need. Increasingly, patients, physicians and the media are highlighting the deficiencies of current Oxygen Therapy related therapies and the growing population of individuals adversely affected by ischemia, unhealed wounds, or traumatic brain injury.

●	A multiple product portfolio with a balanced risk reward profile: We have one lead product candidate and many potential biosimilar products candidates for multiple medical applications. We believe our OTI-629 may lead the Company to a collaboration or collaborations with established pharmaceutical companies in the future.

●	Efficient development strategy: We believe that our regulatory development pathway is a standard generic pathway approval for a drug.

●	Risks Associated with Our Business

Our business is subject to numerous significant risks, as more fully described in the section entitled “Risk Factors” immediately following this prospectus summary. You should read and carefully consider these risks, together with the risks set forth under the section entitled “Risk Factors” and all of the other information in this prospectus, including the financial statements and the related notes included elsewhere in this prospectus, before deciding whether to invest in our common stock. If any of the risks discussed in this prospectus actually occur, our business, financial condition or operating results could be materially and adversely affected. In particular, our risks include, but are not limited to, the following:

●	We expect to incur losses for the foreseeable future and may never achieve or maintain profitability.

●	We are a company with limit operating history which makes it difficult to evaluate our current business and future prospects.

●	We will require additional financing to implement our business plan, which may not be available on favorable terms or at all, and we may have to accept financing terms that would adversely affect our stockholders.

●	Raising additional capital may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our drug candidates.

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●	Our products are based on novel, unproven technologies.

●	Clinical drug development involves a lengthy and expensive process, with an uncertain outcome. We may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our drug candidates.

●	We may be unable to commercialize our drug candidates or expand awareness.

●	Our success depends upon our ability to retain key executives and to attract, retain, and motivate qualified personnel and direction and the loss of these persons could adversely affect our operations and results.

●	our competitive position depends on protection of our intellectual property. We intend to submit more patents and provisional patents in the near future to strengthen our intellectual property.

●	The market for our proposed products is rapidly changing and competitive, and new drugs and new treatments which may be developed by others could impair our ability to maintain and grow our business and remain competitive.

●	We may become involved in lawsuits to protect or enforce patents that may issue to us, that we may acquire, or may license in the future or other intellectual property, which could be expensive, time-consuming and ultimately unsuccessful.

●	The market price of our common stock may be highly volatile, and you could lose all or part of your investment.

●	We have a limited market for our common stock, which makes our securities very speculative.

●	You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

●	Our management will have broad discretion in how we use the net proceeds of this offering.

Corporate Information

We were formed on May 20, 2016 as a Delaware corporation under the name of Oxygen Therapy, Inc. Initially, we focused on our OTI-629 drug candidate in two medical conditions stroke and wound healing.

Our principal executive offices are located at 202 Lenox Avenue Unit #1, New York NY 10027.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis is based on, and should be read in conjunction with the audited financial statements and the notes thereto for the period since the inception of the Company through August 31, 2016 included elsewhere in this Prospectus This discussion contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” or “continue,” and similar expressions or variations. Such forward looking statements are subject to risks, uncertainties and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. The forward-looking statements in this Prospectus represent our views as of the date of this Prospectus. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this Prospectus.

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Overview

We believe that we will be able to continue our business operations for approximately the next 12 months without raising any additional capital. We anticipate the need for approximately one million in additional funding to support the planned expansion of our operations over the next approximately 12 months.

Oxygen Therapy, Inc. is headquartered in New York, New York. The Company’s initial product pipeline is focused on developing and commercializing therapeutic molecules for stroke and wound healing. OTI-629 is an injectable anti-necrosis drug specifically designed to treat a person immediately after that person suffers an ischemic stroke. The drug will be injected intravenously to travel to the lungs to pick up oxygen molecules to carry to the brain. Like a red blood cell the drug will cross the blood brain barrier, which is a protective semi-permeable membrane allowing some material to cross but preventing others from crossing. OTI 629 will diffuse oxygen into the brain tissues. The OTI-629 molecule is 5000 times smaller than a red blood cell.

Our second product, OTI-1011, is an injectable anti-necrosis drug specifically designed to treat a wound that does not heal because limited amount of oxygen reach the wound. As is the case with OTI-629, we believe that OTI-1011 will enable the delivery of oxygen to tissue in conditions in which RBCs do not, enabling wound healing by addressing the necrosis problem

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has limited resources and operating history. We raised $265,000 in gross proceeds in private placements and loans during the period since inception through August 31, 2016. As shown in the accompanying financial statements, the Company had an accumulated deficit of $101,254 as of August 31, 2016.

The future of the Company is dependent upon its ability to obtain financing to develop its new business opportunities and support the cost of the drug development including clinical trials and regulatory submission to the FDA.

Management plans to seek additional capital through private placements and public offerings of its common stock. There can be no assurance that the Company will be successful in accomplishing its objectives. Without such additional capital or the establishment of strategic relationships with established pharmaceutical companies, the Company may be required to cease operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue operations.

Results of Operations

We are a development-stage company that was formed on May 20, 2016. To date, we have only engaged in nominal operations in connection with the formation of the Company and the assignment of intellectual property from the Company’s chairman of the board and submission of additional provisional patent to the United State Patent Office.

Liquidity and Capital Resources

As of August 31, 2016, we had total assets of $239,798 and total liabilities of $63,421, which were all current liabilities, and which consisted of $48,421 in accounts payable and accrued expenses and $15,000 in loans payable to related parties.

At August 31, 2016, we had total working capital of $176,377 and an accumulated deficit of $101,254. We believe that we must raise not less than $2,000,000 in the current offering in addition to current cash on hand to be able to continue our business operations for approximately the next 15 months.

We have no current commitment from our officers and directors or any of our shareholders, to supplement our operations or provide us with financing in the future. If we are unable to raise additional capital from conventional sources and/or additional sales of stock in the future, we may be forced to curtail or cease our operations. Even if we are able to continue our operations, the failure to obtain financing could have a substantial adverse effect on our business and financial results. In the future, we may be required to seek additional capital by selling debt or equity securities, selling assets, or otherwise be required to bring cash flows in balance when we approach a condition of cash insufficiency. The sale of additional equity or debt securities, if accomplished, may result in dilution to our then shareholders. We provide no assurance that financing will be available in amounts or on terms acceptable to us, or at all.

Contractual obligations

We do not currently have any material contractual obligations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future material effect on our consolidated financial condition, results of operations, liquidity, capital expenditures or capital resources.

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DESCRIPTION OF PROPERTY

We do not currently own any real property.

CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

From the organization of the Company on May 20, 2016 we have not entered into any material transactions or series of transactions that would be considered material in which any officer, director or beneficial owner of 5% or more of any class of our capital stock, or any immediate family member of any of the preceding persons, had a direct or indirect material interest, and there are no transactions presently proposed, except as follows: David Platt advanced $5,000 as a loan to the Company on June 15, 2016; and Ache Ezer Stokelman advanced $10,000 as a loan to the Company on June 15, 2016. Each loan is memorialized by a promissory note payable by the Company in one year, with interest at 5.5%. Neither of the loans is secured.

DIRECTOR AND EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash all cash and non-cash compensation awarded to, earned by or paid to the Company’s chief executive officer and chief financial officer and to the Company’s President since the Company’s inception (May 20, 2016), regardless of compensation level. The Company’s chief executive officer and Chief Financial Officer and the Company’s President are the only officers of the Company for whom compensation disclosure is required pursuant to instruction 1 to Item 402(a)(3) of Regulation S-K.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Total Compensation
David Platt, Chairman of the Board	2016	$-	$-	$-	$-
Ache Ezer Stokelman, Chief Executive Officer	2016	$-	$-	$-	$-
Yuval Kwintner, President	2016	$-	$-	$-	$-

Grants of Plan-Based Awards

There were no equity or non-equity awards granted to any of the our Executive Officers from the Company’s inception through October 21, 2016

Outstanding Equity Awards at October 21, 2016; Option exercises and vested

There were no outstanding options held by the Company’s Executive Officers at October 21, 2016.

Director Compensation

All compensation paid to our employee directors is set forth in the table summarizing executive officer compensation above. Our non-employee directors currently are not entitled to receive, and did not receive, any stock options or other forms of compensation and there are currently no agreements in effect entitling them to compensation.

Employment Contracts

Our executive officers have entered into employment contracts and confidentiality, non-disclosure and assignment of invention agreements. The employment agreements do not provide for the payment of any compensation to our executive officers but provide for the payment of $100,000 (subject to upward adjustment in certain circumstances) in severance upon termination of employment without cause and make no provisions for any payment upon a change of control. The employment agreements also prohibit the sale of any common stock owned by our executive officers in the 180 days following the effective date of this Registration Statement. There are no arrangements or plans in which we provide pension, retirement or similar benefits for any of executive officers or directors. Our executive officers and directors may receive stock options at the discretion of our board of directors in the future. We do not have any bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to any of our executive officers or directors, except that stock options may be granted at the discretion of our board of directors from time to time.

Compensation Risk Assessment

We have formed a Compensation Committee. In setting compensation, the Compensation Committee will consider the risks to the Company’s stockholders and to achievement of its goals that may be inherent in its compensation programs. The Compensation Committee will review and discuss its assessment with management and outside legal counsel to confirm that the Company’s compensation programs are and will be within industry standards and designed with the appropriate balance of risk and reward to align employees’ interests with those of the Company without incenting employees to take unnecessary or excessive risks. We believe our compensation plans will be appropriately structured consistent with the Company’s status as a pre-revenue start-up enterprise, and will not be reasonably likely to result in a material adverse effect on the Company.]

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Outstanding Equity Awards at Fiscal Year End.

The following table includes the information as of October 21, 2016, for our equity compensation plan:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) ) (c)
Equity compensation plan approved by security holders (1)

Total

(1)	Consists of our 2016 Stock Incentive Plan (the “2016 Plan”). The Company’s stockholders approved the 2016 Plan by written consent on May 27, 2016.

Compensation, if any, paid to our employee directors is set forth in the tables summarizing executive officer compensation above. From the Company’s inception to September , 2016, non-employee directors were not entitled to receive, and did not receive, any stock options or other forms of compensation and there are currently no agreements in effect entitling them to compensation.

Corporate Governance

The Company has established and approved charters for separate audit, compensation and nominating/governance committees of its board of directors.

Code of Ethics. A code of business conduct and ethics is a written standard designed to deter wrongdoing and to promote (a) honest and ethical conduct, (b) full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements, (c) compliance with applicable laws, rules and regulations, (d) the prompt reporting violation of the code and (e) accountability for adherence to the code. We are not currently subject to any law, rule or regulation requiring that we adopt a code of ethics; however, we intend to adopt one in the near future.

Board of Directors Independence. Our Board of Directors consists of seven members. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors. Four of the members of the Board of Directors, Dale H. Conaway, D.V.M., Rom E. Eliaz, Alan Hoberman and Henry Esber are “independent” as defined in Section 4200(a)(15) of NASDAQ Stock Market Rules.

Audit Committee. Our Board of Directors has established an audit committee, whose members are initially Henry Esber, as Chairman, Rom Eliaz and Dale Conaway.

Nominating and Governance Committee. Our Board of Directors has established a nominating and governance committee, whose initial members are Dale Conaway, Chairman, Henry Esber and Alan Hoberman.

Compensation Committee. The Board of Directors has appointed Rom Eliaz, Chairman, Dale Conaway and Alan Hoberman to our compensation committee.

Indemnification Agreements

None.

Director Independence

Four of the members of the board of directors are “independent” as defined under the rules of the NASDAQ Stock Market.

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CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 100,000,000 shares of common stock, $.001 par value per share (“Common Stock”) and 5,000,000 shares of preferred stock, $.001 par value per share (“Preferred Stock”). As of October 21, 2016, we had 22,593,131 shares of common stock issued and outstanding, warrants for the purchase of 343,131 shares of common stock issued and outstanding and exercisable at a price of $1.20 per share and no shares of Preferred Stock issued and outstanding.

COMMON STOCK

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. Directors are appointed by a plurality of the votes present at any special or annual meeting of shareholders (by proxy or in person), and a majority of the votes present at any special or annual meeting of shareholders (by proxy or in person) shall determine all other matters. The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as the board from time to time may determine. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of common stock is, and all shares of common stock to be outstanding upon completion of this Offering will be, duly and validly issued, fully paid and non-assessable.

PREFERRED STOCK

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors (“Board of Directors”) prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

Additionally, while it is not possible to state the actual effect of the issuance of any shares of Preferred Stock on the rights of holders of the common stock until the Board of Directors determines the specific rights of the holders of any shares of Preferred Stock, such rights may be superior to those associated with our common stock, and may include:

Restricting dividends on the common stock;

Rights and preferences including dividend and dissolution rights, which are superior to our common stock;

Diluting the voting power of the common stock;

Impairing the liquidation rights of the common stock; or

Delaying or preventing a change in control of the Company without further action by the stockholders.

Provisions of the Company’s Charter or By-Laws which would delay, deter or prevent a change in control of the Company

There are no special provisions of the Company’s Certificate of Incorporation or By-Laws which would specifically delay, deter or prevent a change in control of the Company. Additionally, the Company has 5,000,000 shares of preferred stock authorized and undesignated. Shares of preferred stock designated by our Board of Directors in the future may have voting powers superior to our common stock, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by the Board of Directors. Such preferred stock, if authorized in the future, may contain provisions (including voting rights) which could delay, deter or prevent a change in control of the Company.

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SHARES AVAILABLE FOR FUTURE SALE

Of the 20,000,000 shares of common stock to be registered in this offering, 343,131 shares will be issued and outstanding and held by the investors in our seed round, and 343,131 shares will be issuable to the same investors upon exercise of outstanding warrants. If the remaining 19,313,738 shares of common stock in this offering are issued and sold, we will have 41,906,869 shares of common stock outstanding. Of those shares of common stock outstanding, only the shares registered and/or issued in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares held by an “affiliate” of us, which will be subject to the resale limitations of Rule 144 promulgated under the Securities Act.

Rule 144 governs resale of “restricted securities” for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an “affiliate” of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer. Affiliates of the Company may include its directors, executive officers, and persons directly or indirectly owning 10% or more of the outstanding common stock. Under Rule 144, non-affiliates are able to sell restricted securities pursuant to Rule 144, after six months, subject to certain conditions, including if the Company is current in its reporting obligations with the Commission and remains current for an additional period of six months, and thereafter after one year, with no volume or reporting obligations.

Under Rule 144, affiliates are able to sell restricted securities pursuant to Rule 144 after six months, subject to certain conditions, including if the Company is current in its reporting obligations with the Commission and remains current for an additional period of six months, as well as other requirements described below. Resales by the Company’s affiliates of restricted and unrestricted common stock are subject to volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the Company (“Applicable Requirements”). The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale.

PLAN OF DISTRIBUTION

We are registering 20,000,000 shares of common stock, of which 686,262 shares will be issued or issuable to current holders of our common stock and warrants, and the balance of 19,313,738 shares of common stock will be offered for sale in a self-underwritten offering to the public at a price of $1.00 per share. There is no minimum number of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into an escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. If all 19,313,738 shares are not sold within 180 days from the date hereof the offering for the balance of the shares will terminate and no further shares will be sold.

Our offering price of $1.00 was decided upon by our management and is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth, or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Such offering price was not based on the price of the issuance to our founders. Accordingly, the offering price should not be regarded as an indication of any future price of our stock.

Our common stock is not currently listed or traded. There is currently no market for our shares of common stock. There can be no assurance that a market for our common stock will be developed or will be sustained if it does develop. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

Shares in This Offering Will Be Sold By Our Officers and Directors

This is a self-underwritten offering with no minimum sale requirement. Our officers and directors will sell the Shares directly to the public, with no commission or other remuneration payable to them for any Shares that are sold by them. Dr. Platt will register as the issuer-agent in those states requiring such registration. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Rule 3a4-1 sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer. Those conditions are as follows:

a.	Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and

b.	Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

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Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or have been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) and (a)(4)(iii).

There are no current plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. However, we may enter into such agreements and pay commissions and expenses of up to 10% of all proceeds raised by brokers, dealers, finders or selling agents who may participate in this offering.

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

Under the securities laws of certain states, the Shares may be sold in such states only through registered or licensed brokers or dealers or persons exempt from such registration. In addition, in certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. We will only offer and sell the Shares in those states where we register or qualify the Shares for sale or where an exemption from such registration or qualification requirement is available and we have complied with such exemption.

We intend to sell our shares in the Commonwealth of Massachusetts, New York, New Jersey, Florida, Pennsylvania, North Carolina and New Hampshire. However, we may expand the offering into additional states should the officers deem it appropriate to do so.

Terms of the Offering

The shares will be sold at the fixed price of $1.00 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the effective date of this Prospectus and continue for a period not to exceed 180 days (the “Expiration Date”).

Deposit of Offering Proceeds

This is a “best efforts” offering and, as such, we will be able to spend any of the proceeds. The funds will be transferred to our business account for use in the implementation of our business plans

Procedures and Requirements for Subscription

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the Company, are irrevocable. All checks for subscriptions should be made payable to the Company. There is no minimum purchase requirement.

DETERMINATION OF PRICE

The 20,000,000 shares of our common stock described in this Prospectus includes 343,131 shares issued to investors in the Company’s seed round of financing, and 343,131 shares issuable upon exercise of warrants issued to those investors. Assuming the sale of the balance of the 20,000,000 shares, those 20,000,000 shares will represent approximately 47.34% of our outstanding common stock, inclusive of shares issuable upon exercise of outstanding warrants. For purposes of calculating the registration fee for the common stock included in this Prospectus, we have used an estimated public offering price of $1.00 per share. This is an arbitrary price and we can offer no assurances that the $1.00 price per share bears any relation to the value of the shares as of the date of this Prospectus.

MARKET FOR COMMON STOCK
AND RELATED STOCKHOLDER MATTERS

No established public trading market exists for our common stock. Except for the outstanding warrants to purchase an aggregate of 343,13 shares of our Common Stock at an exercise price per share of $1.20, we have no shares of common stock subject to outstanding options or warrants to purchase, or securities convertible into, our common stock. Except for this offering, there is no common stock that is being, or has been proposed to be, publicly offered.

Holders of Common Stock

As of the date of this prospectus, we have 19 holders of record of our common stock. Our primary stockholders are Dr. David Platt, Yuval Kwintner, Ache Ezer Stokelman and Ofer Binder, who own 10,000,000, 5,000,000, 5,000,000 and 2,000,000 shares respectively of our common stock, or an aggregate of 22,000,000 outstanding shares.

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Dividends

There have been no cash dividends declared on our common stock since our company was formed. Dividends are declared at the sole discretion of our Board of Directors. Our intention is not to declare cash dividends and retain all cash for our operations.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-1 with the Securities and Exchange Commission for our common stock offered in this offering. This Prospectus does not contain all of the information set forth in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make references in this Prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

Our fiscal year ends on December 31. We plan to furnish our shareholders annual reports containing audited financial statements and other appropriate reports, where applicable. In addition, we intend to become a reporting company and file annual, quarterly, and current reports, and other information with the SEC, where applicable. You may read and copy any reports, statements, or other information we file at the SEC’s public reference room at 100 F. Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC’s Internet site at http\\www.sec.gov.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the Delaware General

Corporation Law also provides that expenses (including attorneys’ fees) incurred by a director or officer in defending an action may be paid by a corporation in advance of the final disposition of an action if the director or officer undertakes to repay the advanced amounts if it is determined such person is not entitled to be indemnified by the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Company’s By-Laws provide that, to the fullest extent permitted by law, the Company shall indemnify and hold harmless any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person, or the person for whom he is the legally representative, is or was a director or officer of the Company, against all liabilities, losses, expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s Certificate of Incorporation provides for such limitation of liability.

The Company’s By-laws provide for the indemnification of, and advancement of expenses to, directors and officers of the Company (and, at the discretion of the Board of Directors of the Company, employees and agents of the Company to the extent that Delaware law permits the Company to provide indemnification to such persons) in excess of the indemnification and advancement otherwise permitted under Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its stockholders and others. The provision does not affect directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

The Company intends to enter into agreements with its directors and executive officers, that will require the Company to indemnify such persons to the fullest extent permitted by law, against expenses, judgments, fines, settlements and other amounts incurred (including attorneys’ fees), and advance expenses if requested by such person, in connection with investigating, defending, being a witness in, participating, or preparing for any threatened, pending, or completed action, suit, or proceeding or any alternative dispute resolution mechanism, or any inquiry, hearing, or investigation (collectively, a “Proceeding”), relating to any event or occurrence that takes place either prior to or after the execution of the indemnification agreement, related to the fact that such person is or was a director or officer of the Company, or while a director or officer is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by such person in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent of the Company. Indemnification is prohibited on account of any Proceeding in which judgment is rendered against such persons for an accounting of profits made from the purchase or sale by such persons of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state, or local laws. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

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Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against liability under the provisions of this section. The Company currently maintains such insurance.

Settlement by the Company. The right of any person to be indemnified is subject always to the right of the Company by its Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the Company by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees as to which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.

LEGAL MATTERS

Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon by Seyfarth Shaw LLP, Boston, Massachusetts.

EXPERTS

The financial statements of the Company from inception to August 31, 2016, appearing in this Prospectus and Registration Statement have been audited by Liggett & Webb, P.A., an independent registered public accounting firm, as stated in their report appearing elsewhere herein, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern) and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

FINANCIAL STATEMENTS

The Financial Statements required by Article 8 of Regulation S-X are stated in U.S. dollars and are prepared in accordance with Accounting Principles Generally Accepted in the United States of America (“US GAAP”). The following financial statements pertaining to Oxygen Therapy, Inc. are filed as part of this Prospectus.

42

OXYGEN THERAPY

FINANCIAL STATEMENTS

AUGUST 31, 2016

43

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Oxygen Therapy, Inc.

We have audited the accompanying balance sheet of Oxygen Therapy, Inc. as of August 31, 2016, and the related statements of operations, stockholders’ equity, and cash flows for the period from May 20, 2016 (date of inception) through August 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oxygen Therapy, Inc. as of August 31, 2016, and the results of its operations and its cash flows for the period from May 20, 2016 (date of inception) through August 31, 2016, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the Note 2 to the financial statements, the Company does not generate revenue and has negative cash flows from operations. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Liggett & Webb, P.A.

New York, New York

October 28, 2016

44

OXYGEN THERAPY, INC.

BALANCE SHEET

AUGUST 31, 2016

ASSETS
Current assets:
Cash	$239,798
Total current assets	239,798

Total assets	$239,798

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$48,421
Loans from related party	15,000
Convertible notes payable	-
Total current liabilities	63,421

Commitments and contingencies	-

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none issued and outstanding	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 22,503,131 shares issued and outstanding	22,503
Additional paid in capital	255,128
Accumulated deficit	(101,254)
Total stockholders’ equity	176,377

Total liabilities and stockholders’ equity	$239,798

See the accompanying notes to these financial statements

45

OXYGEN THERAPY, INC.

STATEMENT OF OPERATIONS

From May 20, 2016
(date of inception)
through
August 31, 2016

Operating expenses:
General and administrative	$97,906
Total operating expenses	97,906

Loss from operations	(97,906)

Other (expense):
Interest expense	(3,348)

Net loss before provision for income taxes	(101,254)

Provision for income taxes	-

NET LOSS	$(101,254)

Loss per common share, basic and diluted	$(0.00)

Weighted average number of common shares outstanding, basic and diluted	20,547,366

See the accompanying notes to these financial statements

46

OXYGEN THERAPY, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FROM MAY 20, 2016 (DATE OF INCEPTION) THROUGH AUGUST 31, 2016

			Additional
	Common stock		Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total
May 20, 2016, date of inception	-	$-		$-	$-
Common shares issued to founders at $0.001 per share	22,000,000	22,000	-	-	22,000
Common stock issued for services at $0.01 per share	250,000	250	2,250	-	2,500
Common stock issued upon conversion of convertible notes and accrued interest at $1.00 per share	243,131	243	242,888		243,131
Sale of common stock and warrants at $1.00 per share	10,000	10	9,990	-	10,000
Net loss	-	-	-	(101,254)	(101,254)
Balance, August 31, 2016	22,503,131	$22,503	$255,128	$(101,254)	$176,377

See the accompanying notes to these financial statements

47

OXYGEN THERAPY, INC.

STATEMENT OF CASH FLOWS

From May 20, 2016
(date of inception)
Through
August 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(101,254)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued to founders	22,000
Common stock issued for services	2,500
Common stock issued in settlement of interest	3,131
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	48,421
Net cash used in by operating activities	(25,202)

CASH FLOWS FROM INVESTING ACTIVITIES:	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party loans	15,000
Proceeds from issuance of convertible notes	240,000
Proceeds from sale of common stock	10,000
Net cash provided by financing activities	265,000

Net increase in cash	239,798
Cash, beginning of period	-
Cash, end of period	$239,798

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$-
Income taxes paid	$-

Non-cash investing and financing activities:
Common stock issued in settlement of convertible notes payable	$240,000

See the accompanying notes to these financial statements

48

OXYGEN THERAPY, INC.

NOTES TO THE FINANCIAL STATEMENTS

AUGUST 31, 2016

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Business and Basis of Presentation

Oxygen Therapy, Inc. (the “Company”, “we”, “us”, “our”) was incorporated on May 20, 2016 under the laws of the State of Delaware. The Company efforts are principally devoted to developing a products as alterative solutions to red blood cell transfusions as well as for use in the treatment of other critical care conditions. The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.

Cash

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of expenses during the reporting period. Significant estimates include the fair value of the Company’s stock, stock-based compensation and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Net Loss per Common Share, basic and diluted

The Company computes earnings (loss) per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”). Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods as applicable.

The computation of basic and diluted loss per share as of August 31, 2016 excludes potentially dilutive securities when their inclusion would be anti-dilutive, or if their exercise prices were greater than the average estimated market price of the common stock during the period.

Potentially dilutive securities excluded from the computation of basic and diluted net loss per share were 253,131 warrants to purchase the Company’s common stock.

Stock Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Stock-based compensation expense is recorded by the Company in the same expense classifications in the statements of operations, as if such amounts were paid in cash. As of August 31, 2016, there were no outstanding stock options.

49

OXYGEN THERAPY, INC.

NOTES TO THE FINANCIAL STATEMENTS

AUGUST 31, 2016

Income Taxes

The Company has adopted Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC 740-10”) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes consist primarily of derivative liability and stock compensation accounting versus tax differences.

Research and Development

The Company accounts for research and development costs in accordance with Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved as defined under the applicable agreement. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. From May 20, 2016 (date of inception) through August 31, 2016, the Company did not incur significant research and development expenses.

Fair Value

Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities, and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

The Company follows Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”) and Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”), which permits entities to choose to measure many financial instruments and certain other items at fair value.

Recent Accounting Pronouncements

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 2 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

As of June 30, 2016, the Company had cash of $239,798 and working capital of $176,377. From May 20, 2016 (date of inception) through August 31, 2016, the Company has not yet generated any revenues, and has incurred net losses since inception. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

50

OXYGEN THERAPY, INC.

NOTES TO THE FINANCIAL STATEMENTS

AUGUST 31, 2016

From May 20, 2016 (date of inception) through August 31, 2016, the Company raised $240,000 in cash proceeds from through the issuance of convertible notes, $10,000 from the sale of common stock and $15,000 from related party loans. The Company believes that its current cash on hand will be sufficient to fund its projected operating requirements through February 2017.

The Company’s primary source of operating funds since inception has been cash proceeds from private placements of convertible debt and loans from related parties. The Company intends to raise additional capital through private placements of debt and equity securities, but there can be no assurance that these funds will be available on terms acceptable to the Company, or will be sufficient to enable the Company to fully complete its development activities or sustain operations. If the Company is unable to raise sufficient additional funds, it will have to develop and implement a plan to further extend payables, reduce overhead, or scale back its current business plan until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful.

Accordingly, the accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

NOTE 3 – CONVERTIBLE NOTES PAYABLE

From April 2016 through August 2016, the Company issued two unsecured convertible promissory notes in aggregate of $240,000 bearing interest at 10% per annum with principal and interest due at maturity on April 30, 2017.

The promissory notes are convertible automatically upon the Company consummating, prior to April 30, 2017, equity financing pursuant to which the Company sells equity interests to investors with an aggregate purchase price of not less than $200,000 (as amended) including the aggregate principal of the promissory notes (“Qualified Equity Financing”). The promissory notes are convertible at 70% of the price per share paid by the new investors, but otherwise on the same terms and conditions as the other investors.

In addition, if Qualified Equity Financing is not consummated on or prior to maturity date then, at any time in the 90 day period thereafter, the holder may convert the outstanding principal amount and all accrued interest into the Company’s capital stock at a deemed pre-conversion Company valuation of $1.00 per share.

In August 2016, upon achieving the minimum Qualified Equity Financing, as defined, the Company issued an aggregate of 243,131 shares of its common stock in full settlement of the outstanding convertible promissory notes and accrued interest.

GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under applicable GAAP.

51

OXYGEN THERAPY, INC.

NOTES TO THE FINANCIAL STATEMENTS

AUGUST 31, 2016

The Company has determined that the embedded conversion options should not be bifurcated from their host instruments, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption. The Company determined there were no beneficial conversion features associated at the time of issuance of these promissory notes.

NOTE 4 – RELATED PARTY TRANSACTIONS

The Company has received a loans from a related parties in the aggregate amount of $15,000 for working capital purposes. The unsecured loan bears interest at 5.5% per annum and is due upon demand.

NOTE 5 – STOCKHOLDERS’ EQUITY

Preferred stock

The Company is authorized to issue 5,000,000 shares of $0.001 par value preferred stock. As of August 31, 2016, no shares have been designated nor issued.

Common stock

The Company is authorized to issue 100,000,000 shares of $0.001 par value common stock. As of August 31, 2016, the Company has 22,503,131 shares issued and outstanding.

In May 2016, the Company issued an aggregate of 22,000,000 shares of its common stock to founders valued at $0.001 per share.

In July 2016, the Company issued 250,000 shares of its common stock for consulting services valued at $0.01 per share.

In August 2016, the Company issued an aggregate of 243,131 shares of its common stock upon conversion of $240,000 of convertible promissory notes and $3,131 accrued interest.

In August 2016, the Company sold 10,000 shares of its common stock and 10,000 warrants to purchase the Company’s common stock at $1.20 per share for 5 years at for net proceeds of $10,000.

Stock Incentive Plan

The board of directors authorized the Oxygen Therapy, Inc. Stock Incentive Plan (the “Plan”) in May 2016. The Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards which may be granted singly, in combination, or in tandem, and which may be paid in cash or shares of common stock up to 60,000 shares for use to compensate and incentivize employees, consultants, board members and members of the Company’s scientific advisory board. As of August 31, 2016, no shares or options have been granted under the Stock Incentive Plan.

52

OXYGEN THERAPY, INC.

NOTES TO THE FINANCIAL STATEMENTS

AUGUST 31, 2016

Warrants

The following table summarizes information with respect to outstanding warrants to purchase common stock of the Company, all of which were exercisable, at August 31, 2016:

Exercise	Number	Expiration
Price	Outstanding	Date
$1.20	253,131	August 2021

In August 2016, the Company issued an aggregate of 243,131 warrants to purchase the Company’s common stock at $1.20 per share, expiring five years from the date of issuance, in connection with the conversion of previously issued convertible promissory notes

In August 2016, the Company issued 10,000 warrants to purchase the Company’s common stock at $1.20 per share, expiring five years from the date of issuance, in connection with the sale of the Company’s common stock.

A summary of the warrant activity from May 20, 2016 (date of inception through August 31, 2016 is as follows:

			Weighted-Average
		Weighted-Average	Remaining	Aggregate
	Shares	Exercise Price	Contractual Term	Intrinsic Value
Outstanding at May 20, 2016 (date of inception)	-
Grants	253,131	1.20	5.0	-
Exercised	-
Canceled	-
Outstanding at August 31, 2016	253,131	$1.20	5.0	$-

Vested and expected to vest at August 31, 2016	253,131	$1.20	5.0	$-
Exercisable at August 31, 2016	253,131	$1.20	5.0	$-

The aggregate intrinsic value in the preceding tables represents the total pretax intrinsic value, based on warrants with an exercise price less than the Company’s estimated fair value of its common stock of $1.00 as of August 31, 2016, which would have been received by the warrant holders had those warrant holders exercised their warrants as of that date.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Employment contracts

The Company’s executive officers have entered into employment contracts and confidentiality, non-disclosure and assignment of invention agreements. The employment agreements do not provide for the payment of any compensation to our executive officers but provide for the payment of $100,000 in severance upon termination of employment without cause and make no provisions for any payment upon a change of control.

Litigation

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. Legal fees for such matters are expensed as incurred and we accrue for adverse outcomes as they become probable and estimable.

53

OXYGEN THERAPY, INC.

NOTES TO THE FINANCIAL STATEMENTS

AUGUST 31, 2016

NOTE 7 – INCOME TAXES

The tax effects of temporary differences that give rise to deferred tax assets are presented below:

Deferred Tax Assets:
Net operating loss carryforward	$74,000
Stock-based compensation	-

Total deferred tax assets	74,000

Valuation allowance	(74,000)

Deferred tax asset, net of valuation allowance	$-

Changes in valuation allowance	$-

The income tax provision (benefit) consists of the following:

Federal:
Current	$22,200
Deferred	(22,200)

State and local:
Current	7,400
Deferred	(7,400)

Change in valuation allowance	-
Income tax provision (benefit)	$-

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

Tax benefit at federal statutory rate	(34.0)%
Other non-deductible compensation subject to SEC 162(M)	10.1%
Permanent differences	5.9%
Change in valuation allowance	18.0%
Effective income tax rate	0%

The Company assesses the likelihood that deferred tax assets will be realized. To the extent that realization is not likely, a valuation allowance is established. Based upon the Company’s history of losses since inception, management believes that it is more likely than not that future benefits of deferred tax assets will not be realized.

At August 31, 2016, the Company had approximately $74,000 of federal net operating losses that may be available to offset future taxable income. The net operating loss carry forwards, if not utilized, will expire from 2036 for federal purposes. In accordance with Section 382 of the Internal Revenue Code, the usage of the Company’s net operating loss carry forwards are subject to annual limitations in the event of a greater than 50% ownership change.

The Company files income tax returns in the U.S. federal and Massachusetts jurisdictions and is subject to examination by taxing authorities beginning with the current period ended August 31, 2016.

NOTE 8 – SUBSEQUENT EVENTS

In September 2016, the Company entered into a securities purchase agreements with investors, pursuant to which we the Company received from subscriptions for the purchase an aggregate of 90,000 shares of the Company’s common stock and warrants expiring five years from issuance to purchase 90,000 shares of our common stock at $1.20 for aggregate cash proceeds of $90,000.

54

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses, all of which will be borne by the registrant, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee		$2,318.00
Printing and engraving expenses	$	*
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

* To be provided by amendment.

Item 14. Indemnification of Directors and Officers.

By-Laws

Pursuant to our by-laws, our directors and officers will be indemnified to the fullest extent allowed under the laws of the State of Delaware for their actions in their capacity as our directors and officers.

We must indemnify any person made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (“Proceeding”) by reason of the fact that he is or was a director, against judgments, penalties, fines, settlements and reasonable expenses (including attorney’s fees) (“Expenses”) actually and reasonably incurred by him in connection with such Proceeding if: (a) he conducted himself in good faith, and: (i) in the case of conduct in his own official capacity with us, he reasonably believed his conduct to be in our best interests, or (ii) in all other cases, he reasonably believes his conduct to be at least not opposed to our best interests; and (b) in the case of any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful.

We must indemnify any person made a party to any Proceeding by or in the right of us, by reason of the fact that he is or was a director, against reasonable expenses actually incurred by him in connection with such proceeding if he conducted himself in good faith, and: (a) in the case of conduct in his official capacity with us, he reasonably believed his conduct to be in our best interests; or (b) in all other cases, he reasonably believed his conduct to be at least not opposed to our best interests; provided that no such indemnification may be made in respect of any proceeding in which such person shall have been adjudged to be liable to us.

No indemnification will be made by unless authorized in the specific case after a determination that indemnification of the director is permissible in the circumstances because he has met the applicable standard of conduct.

Reasonable expenses incurred by a director who is party to a proceeding may be paid or reimbursed by us in advance of the final disposition of such Proceeding in certain cases.

We have the power to purchase and maintain insurance on behalf of any person who is or was our director, officer, employee, or agent or is or was serving at our request as an officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not we would have the power to indemnify him against such liability under the provisions of the by-laws.

Delaware Law

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Our certificate of incorporation and by-laws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

55

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	transaction from which the director derives an improper personal benefit;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payment of dividends or redemption of shares; or

●	breach of a director’s duty of loyalty to the corporation or its stockholders.

Our certificate of incorporation and by-laws include such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Indemnification Agreements

As permitted by the Delaware General Corporation Law, and provided for in our organizational documents, we will indemnify each of our directors and executive officers against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of us or any of our affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or preceding that may result in a claim for indemnification.

We have an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

The information below lists all of the securities sold by us since the formation of the Company on May 20, 2016 which were not registered under the Securities Act:

Between June 6, 2016 and August 3, 2016 we sold convertible promissory notes in the aggregate principal amount of $240,000 (the “Notes”).

Between May 20, 2016 and October 21 2016, we sold 343,131 units of our securities at the price of $1.00 per unit, where each unit consists of one share of common stock and a warrant to purchase an additional share of common stock at an exercise price of $1.20. The preceding figures include the conversion of the principal and accumulated interest of all of the outstanding notes into units on August 19, 2016.

These securities were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, in reliance on the recipient’s status as an “accredited investor” as defined in Rule 501(a) of Regulation D.

56

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

3.1	Certificate of Incorporation of the Registrant

3.2	By-Laws of the Registrant

4.1	Form of Common Stock Certificate*

5.1	Opinion of Seyfarth Shaw LLP regarding legality*

10.1	Form of Subscription Agreement

10.2	Form of Warrant

10.3	Form of Employment Agreements of Executive Officers

10.4	Voting Agreement

10.5	Oxygen Therapy, Inc. 2016 Stock Incentive Plan

14.1	[Code of Ethics of Oxygen Therapy, Inc. Applicable To Directors, Officers And Employees]

21.1	Subsidiaries of the Registrant

23.1	Consent of Liggett & Webb, P.A., independent registered public accounting firm

23.2	Consent of Seyfarth Shaw LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (included on signature page)

* To be filed by amendment.

Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on October 28, 2016.

OXYGEN THERAPY, INC.

By:	/s/ Ache Ezer Stokelman
Name:	Ache Ezer Stokelman
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ache Ezer Stokelman his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Ache Ezer Stokelman	Chief Executive Officer and Director	October 28, 2016
Ache Ezer Stokelman	(principal executive officer)

/s/ David Platt, Ph.D.	Chief Financial Officer, Treasurer and	October 28, 2016
David Platt, Ph.D.	Chairman of the Board of Directors (principal financial and accounting officer)

/s/ Yuval Kwintner	President and Director	October 28, 2016
Yuval Kwintner

/s/ Rom E. Eliaz	Director	October 28, 2016
Rom E. Eliaz

/s/ Dale H. Conaway	Director	October 28, 2016
Dale H. Conaway

/s/ Henry J. Esber	Director	October 28, 2016
Henry J. Esber

/s/Alan M. Hoberman	Director	October 28, 2016
Alan M. Hoberman

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